As filed with the Securities and Exchange Commission on May __, 1995
                                       Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-3
                        Registration Statement
                                 under
                      The Securities Act of 1933

                  SOUTHERN CALIFORNIA EDISON COMPANY
        (Exact name of registrant as specified in its charter)

             California                               95-1240335
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                       2244 Walnut Grove Avenue
                      Rosemead, California 91770
                             818-302-1212
     (Address and telephone number of principal executive offices)

             Kenneth S. Stewart, Assistant General Counsel
                2244 Walnut Grove Avenue (P.O. Box 800)
                      Rosemead, California 91770
                             818-302-6601
      (Name, address, and telephone number of agent for service)

                  COPIES TO:  Peter P. Wallace, Esq.
                    Milbank, Tweed, Hadley & McCloy
       601 South Figueroa Street, Los Angeles, California 90017
                             213-892-4000

   Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                    CALCULATION OF REGISTRATION FEE
========================================================================
                                  Proposed    Proposed
                                   maximum     maximum
Title of each class   Amount      offering    aggregate   Amount of
of securities to       to be        price     offering  registration
be registered       registered    per unit      price        fee
- -----------------------------------------------------------------------
Debt Securities   $600,000,000(1)  100%(2)$600,000,000(1) $206,898(3)
========================================================================
(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $600,000,000, or if Securities are issued in foreign currency units, the U.S. dollar equivalent of $600,000,000. If any such securities are issued at an original issue discount, then the aggregate initial public offering price as so discounted shall not exceed $600,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.
     Pursuant to Rule 429 of the rules and regulations under the Securities Act, this registration statement contains a combined prospectus relating to the $600,000,000 principal amount of Debt Securities registered hereby in addition to $105,000,000 principal amount of Debt Securities which became effective on November 6, 1992, pursuant to Registration No. 33-53290.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               Subject to Completion dated May __, 1995
- ----------------------------------------------------------------------

                              PROSPECTUS

- ----------------------------------------------------------------------

                  SOUTHERN CALIFORNIA EDISON COMPANY

                            Debt Securities

                         --------------------

      Southern California Edison Company (the "Company") from time to time may offer, in one or more series, its unsecured debt securities (the "Debt Securities") on terms to be determined at the time of sale, from which the Company will receive up to an aggregate of $705,000,000 in proceeds or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of offering. The specific designation, aggregate principal amount, designated currency or composite currency, authorized denominations, purchase price, maturity, rate (which may be fixed or variable) and time of payment of any interest, any redemption terms, terms for sinking fund payments, terms of subordination and other specific terms in connection with the offering and sale of Debt Securities, and any listing on a securities exchange of the Debt Securities in respect of which this Prospectus is being delivered ("Offered Debt Securities") are set forth in the accompanying prospectus supplement ("Prospectus Supplement").

      The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                         --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO
                  THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this Prospectus is May   , 1995

   No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or the Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or the Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                         AVAILABLE INFORMATION

   The Company is subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York, American and Pacific Stock Exchanges.

   The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The following documents filed by the Company with the Commission (File No. 1-2313) under the Exchange Act are incorporated in this Prospectus by reference:

   1.  Annual Report on Form 10-K for the year ended December 31, 1994.

   2.  Current Report on Form 8-K dated March 31, 1995.

   3. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities. Any documents incorporated by reference do not form part of the listing particulars of the Council of the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited.

   The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Written or telephone requests should be directed to Southern California Edison Company, P.O. Box 800, Rosemead, California 91770, Attention:
Corporate Finance Division, telephone (818) 302-2662.

                         SELECTED INFORMATION

   The following material is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus, including the documents incorporated by reference in this Prospectus.

                              THE COMPANY

Customers (December 31, 1994)                                            4,150,863
Area Generation Capacity at Peak (Megawatts) (December 31, 1994)            20,615
Kilowatt-Hour Sales (12 Months Ended December 31, 1994)             77,985,856,000
Funds Required for Construction Expenditures (1995-1999)            $4,740,000,000
Energy Sources (12 Months Ended December 31, 1994)                  Purchased Power 37%; Natural Gas
                                                                    26%; Nuclear 20%; Coal 13%;
                                                                    Hydroelectric 4%.

                  CONSOLIDATED FINANCIAL INFORMATION
                        (Dollars in Thousands)


                                         Year Ended December 31,
                                -------------------------------------------
                                  1990    1991    1992     1993    1994
                                -------  ------  ------    ----- --------
Income Statement Data:
  Total Operating Revenue         $6,986,460   $7,297,759   $7,721,613   $7,396,599   $7,798,601
  Operating Income . .             1,147,132    1,117,034    1,230,084    1,164,443    1,093,929
  Total Interest Expense(1)          552,567      542,732      517,142      449,230      443,219
  Net Income . . . . .               736,753      629,553      672,909      678,045      638,581
  Ratios of Earnings to
    Fixed Charges(1)(2)                 3.17         2.92         3.16         3.39         3.43

                                                                             December 31, 1994
                                                                            ---------------------
Capitalization(3):
  Common Shareholder's Equity. . . . . . . . . . . . .                    $ 5,028,973       47.2%
  Preferred Stock without Mandatory Redemption Requirements                   358,755        3.4
  Preferred Stock with Mandatory Redemption Requirements                      275,000        2.6
  Long-Term Debt . . . . . . . . . . . . . . . . . . .                      4,987,978       46.8
                                                                          -----------      ------
    Total Capitalization . . . . . . . . . . . . . . .                    $10,650,706      100.0%
                                                                          ===========      ======

________________
(1)Net of capitalized interest related to nuclear fuel. Such amounts have been included in the computation of the ratios of earnings to fixed charges.

(2)For purposes of computing the ratios of earnings to fixed charges, "earnings" are defined as income before fixed charges and taxes on income, excluding the cumulative effect of a change in accounting principle for unbilled revenues. Income includes the allowance for funds used during construction and subsidiary earnings. Fixed charges consist of interest (including interest on affiliate indebtedness) and an allocable portion of rentals and long-term contracts for the purchase of power.

(3)Excludes long-term debt due within one year.

                              THE COMPANY

   The Company, incorporated in 1909 under California law, is a public utility primarily engaged in the business of supplying electric energy in portions of Central and Southern California, excluding the City of Los Angeles and certain other cities. The mailing address and telephone number of the Company's principal executive offices are P.O. Box 800, Rosemead, California 91770 and (818) 302-1212.

                            USE OF PROCEEDS

   Except as otherwise described in the Prospectus Supplement, the net proceeds of the Debt Securities will be applied to the redemption, repayment or retirement of outstanding indebtedness or other securities, the financing of construction expenditures or other general corporate purposes.

                    DESCRIPTION OF DEBT SECURITIES

   The Debt Securities are to be issued under an Indenture dated as of January 15, 1993, (the "Senior Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Senior Trustee"), or under an Indenture dated as of May 1, 1995 (the "Subordinated Indenture") between the Company and The First National Bank of Chicago (the "Subordinated Trustee"), a copy of each of which is filed as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are each sometimes referred to herein as the "Indenture," and the Senior Trustee and the Subordinated Trustee are each sometimes referred to herein as the "Trustee". The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to herein or in the Prospectus Supplement, such provisions or defined terms are incorporated herein or therein by reference.

   The Debt Securities may be issued from time to time in one or more series. The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement will relate. The particular terms of the Offered Debt Securities offered by any Prospectus Supplement will be described in such Prospectus Supplement.

General

   The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Debt Securities under the Senior Indenture will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Debt Securities under the Subordinated Indenture will be subordinated to all senior indebtedness of the Company. Substantially all properties of the Company are currently subject to the lien of a trust indenture securing first mortgage bonds of the Company, of which approximately $4.5 billion principal amount were outstanding at December 31, 1994.

   Reference is hereby made to the Prospectus Supplement relating to the Offered Debt Securities for the terms of such Debt Securities, including, where applicable: (i) the title of such Debt Securities; (ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the price or prices at which such Debt Securities will be issued; (iv) the date or dates on which the principal of such Debt Securities will be payable; (v) if other than United States Dollars, the currency, currencies or composite currencies in which such Debt Securities are being sold and in which the principal of and any interest on such Debt Securities will be payable and whether the holder of any such Debt Securities may elect the currency in which payments thereon are to be made, and if so, the manner of such election; (vi) the rate or rates (which may be fixed or variable) per annum, or the method or methods of calculating such rates, at which such Debt Securities will bear interest, if any; (vii) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on such Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange Registration and Transfer," such Debt Securities may be presented for registration of transfer or exchange, (viii) the date from which such interest on such Debt Securities will accrue, the dates on which such interest will be payable and the date on which payment of such interest will commence; (ix) the dates on which and the price or prices at which such Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any such mandatory sinking fund, optional redemption or required repayment; (x) whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both and the terms upon which any Bearer Securities of such series may be exchanged for Registered Securities of such series; (xi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary or Depositaries for such Global Security or Securities; (xii) any special provisions for the payment of additional amounts with respect to such Debt Securities; (xiii) if a temporary Global Security is to be issued with respect to such series, the requirements for certification of ownership by non-United States persons that will apply prior to (a) the issuance of a definitive Bearer Security or (b) the payment of interest on an Interest Payment Date that occurs before the issuance of a definitive Bearer Security; (xiv) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive Debt Securities of the series and the terms upon which interests in a definitive Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xv) the denominations in which such Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiples thereof, and the denomination or denominations in which any such Debt Securities which are Bearer Securities will be issued if other than denominations of $1,000, $10,000 and $100,000; (xvi) if such Debt Securities are Original Issue Discount Securities, the amount of principal payable upon acceleration of such Debt Securities following an Event of Default; (xvii) any index used to determine the amount of payments of principal of and any premium and interest on such Debt Securities (xviii) any deletions, modifications or additions to the covenants or Events of Default provided with respect to such Debt Securities; (xix) whether the Debt Securities of such series are subject to discharge and defeasance at the option of the Company; and (xx) any other terms and conditions of the Offered Debt Securities. In addition, the Prospectus Supplement relating to any offering of Debt Securities under the Subordinated Indenture will provide, if applicable:
(i) any right to extend the interest payment periods and the duration of such extension; (ii) whether any one or more series of Debt Securities shall be junior in right of payment to any other one or more series of Debt Securities; and (iii) any deletions, modifications or additions to the subordination provisions of Article Sixteen with respect to any series of Debt Securities. (Section 301 of Senior Indenture, and Section 3.1 of Subordinated Indenture)

   Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means (i) any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof and (ii) any Debt Security issued with original issue discount for United States Federal income tax purposes. (Section 101 of Senior Indenture, and
Section 1.1 of Subordinated Indenture)

Form, Exchange, Registration and Transfer

   The Debt Securities may be issuable as Registered Securities, Bearer Securities or both. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities". Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in United States dollars will be issued only in the denominations of $1,000 and any integral multiple thereof and Bearer Securities denominated in United States dollars will be issued only in denominations of $1,000, $10,000, and $100,000. All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to a Board Resolution and set forth in an Officer's Certificate or in any indenture supplemental thereto.
See, however, "Limitations on Issuance of Bearer Securities" below. The Prospectus Supplement relating to a series of Debt Securities denominated in foreign or composite currency will specify the denomination thereof and any special United States Federal income tax and other considerations relating thereto. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305 of Senior Indenture, and Sections 3.2 and 3.5 of Subordinated Indenture)

   At the option of the Holder, subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities (if the Debt Securities of such series are issuable as Registered Securities) or Bearer Securities of the same series (with the same interest rate and maturity date), however, delivery of a Bearer Security shall occur only outside the United States, and Registered Securities of any series (other than a Global Security, except as set forth below) will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant interest payment date, such Holder will not be required to surrender the coupon relating to such interest payment date.
Registered Securities may not be exchanged for Bearer Securities.
(Section 305 of Senior Indenture, and Section 3.5 of Subordinated
Indenture)

   Debt Securities may be presented for exchange, and Registered Securities (other than a Global Security) may be presented for transfer, at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to the Debt Securities of a series and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be. The Company has initially appointed the
Trustee  to  act  as  Security  Registrar.    Bearer Securities  will  be
transferable by delivery.  (Section 305 of Senior Indenture,and Section
3.5 of Subordinated Indenture)

   If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each place where principal and any premium and interest in respect of such series shall be payable and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain, subject to any laws or regulation applicable thereto, a transfer agent in a place outside of the United States where principal and any premium and interest in respect of such series shall be payable. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002 of Senior Indenture, and Section 10.2 of Subordinated Indenture)

   In the event of any redemption, the Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on (a) the day of mailing the relevant notice of redemption, if Debt Securities of the series are issuable only as Registered Securities and (b) the day of the first publication of the relevant notice of redemption, if the Debt Securities of the series are issuable as Bearer Securities, or the mailing of the relevant notice of redemption, if the Debt Securities of the series are also issuable as Registered Securities and there is no publication; (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part; (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series (if the Debt Securities of such series are issuable as Registered Securities); or (iv) to register the transfer of or exchange any Debt Security if the Holder thereof has expressed his right, if any, to require the Company to repurchase such Debt Security, in whole or in part, except that portion of such Debt Security not required to be repurchased, provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture. (Section 305 of Senior Indenture, and Section 3.5 of Subordinated Indenture)

Global Securities

   The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary (the "Depositary"). Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor Depositary. (Sections 303 and 305 of Senior Indenture, and Sections 3.3 and 3.5 of Subordinated Indenture)

   The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series if other than or in addition to the description below. The Company anticipates that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities, by certain agents of the Company or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   So long as the Depositary for a Global Security, or its nominee, is the holder of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under the Indenture. Nothing in the Indenture will prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving any effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in a Global Security, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Security. (Section 308 of Senior Indenture, and Section 3.8 of Subordinated Indenture)

   Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below, principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below.

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   If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing the Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. Further, if specified by the Company with respect to a particular series of Debt Securities, which is represented by Global Securities, the Depositary for Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). (Section 305 of Senior Indenture, and Section 3.5 of Subordinated Indenture) See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

Payment and Paying Agents

   Payment of principal of and premium, if any, and interest on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. Any such payment may be made, at the option of a Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest due on Bearer Securities will be made only against surrender of the coupon for such interest instalment. (Section 1001 of Senior Indenture, and Section 10.1 of Subordinated Indenture) No payment with respect to any Bearer Security will be made at the Corporate Trust Office of the Trustee or any other paying agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest on Bearer Securities may be made in United States dollars at the Corporate Trust Office of the Trustee in the City of Chicago, Illinois, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of Senior Indenture, and Section 10.2 of Subordinated Indenture)

   Unless otherwise indicated in the Prospectus Supplement, payment of principal of and premium, if any, on Registered Securities will be made in the designated currency against surrender of such Registered Securities at the Corporate Trust Office of the Trustee in the City of Chicago, Illinois. Unless otherwise indicated in the Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, at the option of the Company, payments of such interest may be made by check in the designated currency mailed to each Holder at such Holder's registered address or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company.
(Sections 307 and 1001 of Senior Indenture, and Sections 3.7 and 10.1 of Subordinated Indenture)
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   Any paying agents outside the United States and any other paying agents in the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in the City of Chicago for payments with respect to Registered Securities and at least one paying agent in a city outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities. (Section 1002 of Senior Indenture, and
Section 10.2 of Subordinated Indenture)

   All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 1003 of Senior Indenture, and Section 10.3 of Subordinated Indenture)

Modification of the Indenture

   The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding thereunder and affected thereby, to execute a supplemental indenture modifying the Indenture or the rights of the holders of such Debt Securities and any related coupons, provided that no such modification shall, without the consent of the holder of each Debt Security affected thereby, (i) change the maturity of any Debt Security or coupon, or reduce the principal amount thereof, or reduce the rate or change the method of computation of the rate of interest, or reduce any premium payable upon redemption, or change any obligation of the Company to pay additional amounts, or reduce the amount of principal of an Original Issue Discount Security payable upon acceleration thereof, or change the time of payment of interest thereon, or change any place of payment or change the coin or currency in which a Debt Security or coupon is payable or impair the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing, or (ii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification. (Section 902 of Senior Indenture, and Section 9.2 of Subordinated Indenture)

   The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (Section 1401 of Senior Indenture, and Section 14.1 of Subordinated Indenture) A meeting may be called at any time by the Trustee or upon the request of the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the Indenture. (Section 1402 of Senior Indenture, and Section 14.2 of Subordinated Indenture) Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting at which a quorum is
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present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. (Section 1404 of Senior Indenture, and Section 14.4 of Subordinated Indenture)

   The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, (1) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (2) the principal amount of a Debt Security denominated in a foreign currency or composite currency shall be the United States dollar equivalent of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent of the amount determined as provided in (1) above) of such Debt Security. (Section 101 of Senior Indenture, and Section 1.1 of Subordinated Indenture)

   Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing not less than a majority in principal amount of the outstanding Debt Securities of a series. (Section 1404 of Senior Indenture, and Section
14.4 of Subordinated Indenture)

Events of Default

   The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events and such other event as may be established for the Debt Securities of a particular series: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal, and premium, if any, on such series; (c) default in the payment of any sinking fund instalment on such series; (d) default for 60 days after appropriate notice in performance of any other covenant in the Indenture; (e) failure to pay any obligation for borrowed money of, or guaranteed by, the Company when due by reason of acceleration or otherwise, the grace period, if any, provided with respect thereto shall have elapsed or any security therefor shall have become enforceable, and, the aggregate due but unpaid amount of all such obligations shall be in excess of $10,000,000, and within 30 days after receipt of notice by the Company from the Trustee or by the Company and the Trustee from the Holders of 25% in principal amount of all the Debt Securities at the time Outstanding of any such acceleration or failure to pay or accrual of such right of enforcement, such acceleration or failure to pay shall not have been rescinded, annulled or cured or such right of enforcement shall not have been terminated; or (f) certain events involving bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section 501 of Senior Indenture, and Section 5.1 of Subordinated Indenture) The Company is required to file with the Trustee annually an Officer's Certificate indicating whether the Company is in default under the Indenture.
(Section 1008 of Senior Indenture, and Section 10.8 of Subordinated
Indenture)

   The Indenture provides that if an Event of Default specified therein or established for the Debt Securities of any particular series shall occur and be continuing with respect to any series of Debt Securities, either the Trustee or the Holders of 25% in principal amount of the Debt Securities of such series (in the case of defaults under clauses (d), (e) and (f) above, the Holders of 25% in principal amount of all the Debt
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Securities) then outstanding may declare the principal (or in the case of
Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of and all accrued but unpaid interest on the Debt Securities of such series (or of all the Debt Securities, as the case may be) to be due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series (or all of the Debt Securities, in case of a default described in clauses (d), (e) or (f) above) has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series (or Holders of a majority in aggregate principal amount of all of the Outstanding Debt Securities, in case of a default described in clauses
(d), (e) or (f) above) may, under certain circumstances, rescind and annul such acceleration. (Section 502 of Senior Indenture, and Section 5.2 of Subordinated Indenture) In certain cases, the Holders of a majority in principal amount of the outstanding Debt Securities of any series (or in the case of defaults under clauses (d), (e) and (f) above, the Holders of a majority in principal amount of all the Debt Securities) may on behalf of the Holders of all the Debt Securities of any such series (or of all the Debt Securities, as the case may be) and any related coupons waive any past default or event of default except a default not theretofore cured in payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series (or of all the Debt Securities, as the case may be) and any related coupons. (Section 513 of Senior Indenture, and Section 5.13 of Subordinated Indenture)

   The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series or any related coupons before proceeding to exercise any right or power under the Indenture with respect to such series at the request of such Holders. (Section 603 of Senior Indenture, and Section 6.3 of Subordinated Indenture) The Indenture provides that no Holder of any Debt Securities of any series or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Indenture, except among other things, where the Trustee has, for 60 days after it is given notice of default, failed to act, and where there has been both a request to enforce such Indenture by the Holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of such series and an offer of reasonable indemnity to the Trustee. (Section 507 of Senior Indenture, and Section 5.7 of Subordinated Indenture) This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest thereon at the respective due dates thereof. (Section 508 of Senior Indenture, and Section 5.8 of Subordinated Indenture) The Holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debt Securities of such series. (Section 512 of Senior Indenture, and Section
5.12 of Subordinated Indenture)

   The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to any series of Debt Securities known to it, give to the Holders of Debt Securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of principal of (or premium, if any), or interest on, any Debt Securities, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the Holders of such Debt Securities. (Section 602 of Senior Indenture, and Section 6.2 of Subordinated Indenture)

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Consolidation, Merger and Sale of Assets

   The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801 of Senior Indenture, and Section 8.1 of Subordinated Indenture)

   There are no provisions of the Indenture which afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company. However, such a transaction would require regulatory approval and management of the Company believes that such approval would be unlikely in a highly leveraged context.

Discharge and Defeasance

   The Indenture provides that the Company may specify that, with respect to the Debt Securities of a certain series, it will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities) upon the irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any instalment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities.
If so specified with respect to the Debt Securities of a series, such a trust may only be established if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of Debt Securities, such establishment of such a trust may be conditioned on the delivery by the Company to the Trustee of an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable United States Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to Holders of such Debt Securities. (Section 1301 of Senior Indenture, and Section 13.1 of Subordinated Indenture)

Subordination

   Unless otherwise provided in the Prospectus Supplement (and indicated in a Board Resolution, Officer's Certificate or any supplemental indenture with respect to Offered Debt Securities under the Subordinated Indenture), the Debt Securities issued pursuant to the Subordinated Indenture will have the subordination provisions as set forth under this caption "Subordination". The Subordinated Indenture provides that the Debt Securities issued thereunder (the "Subordinated Debt Securities") are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of the Company as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or
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premium, if any, or interest on, the Subordinated Debt Securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any payment by the Company or any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due on or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Senior Indebtedness are paid in full. (Sections 16.1 to 16.4 of the Subordinated Indenture)

   The term "Senior Indebtedness" shall mean the principal of and premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed: (a) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money; (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company; and (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clause (a) and (b) unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Subordinated Debt Securities. (Section 1.1 of the Subordinated Indenture)

Concerning the Trustees

   Harris Trust and Savings Bank acts as Trustee for the Company's First and Refunding Mortgage Bonds. The Company maintains bank deposits with Harris Trust and Savings Bank and intends to borrow money from such bank from time to time.

   The First National Bank of Chicago acts as Trustee for certain of the Company's Pollution Control Bonds. The Company maintains bank deposits with The First National Bank of Chicago and intends to borrow money from such bank from time to time.

             LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

   In compliance with United States Federal tax laws and regulations, in general Bearer Securities may not be offered or sold during a restricted period to a person within the United States or its possessions or to or for the account or benefit of a United States person. However, subject to certain restrictions and limitations, offers or sales may be made to
(i) the United States office of an international organization (as defined in Section 7701(a) (18) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder), (ii) the United States office of a foreign central bank (as defined in Section 895 of the Code and the regulations thereunder) and (iii) United States persons that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulation Section 1.165-12(c)(1)(v) ("financial institutions")), which are purchasing for their own account or for resale, or (b) persons that acquire and hold Bearer Securities through a foreign branch of a U.S. financial institution, and in either case, such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Definitive Bearer Securities will not be delivered during the same restricted period within the United States and will not be delivered in
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any event unless the beneficial owner of the Bearer Securities provides the required certification as to non-United States beneficial ownership. The restricted period for these purposes is the period beginning upon the earlier of the issue date of any Bearer Securities or the date on which such Bearer Securities are first offered and ending 40 days after such issue date or later date in the case of any unsold original allotment or subscription.

   Bearer Securities will bear the following legend on their face and on any interest coupons which may be detached therefrom or, if the obligation is evidenced by a book entry, in the book of record in which the book entry is made: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code". The Sections referred to in such legend provide that a United States person who holds a Bearer Security will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

   As used herein, "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                                EXPERTS

   The consolidated financial statements and related schedules of the Company incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      VALIDITY OF DEBT SECURITIES

   The validity of the Debt Securities will be passed upon for the Company by Bryant C. Danner, Senior Vice President and General Counsel, or Kenneth
S. Stewart, Assistant General Counsel, of the Company, and for any underwriters by Milbank, Tweed, Hadley & McCloy, 601 S. Figueroa Street, Los Angeles, California 90017. As to matters governed by Arizona, Nevada and New Mexico law, such counsel will rely upon opinions of Snell & Wilmer, One Arizona Center, Phoenix, Arizona 85004, Jeppson & Lee, a Nevada professional corporation, 100 West Liberty Street, Suite 990, Reno, Nevada 89501, and Rodey, Dickason, Sloan, Akin & Robb, P.A., a New Mexico professional corporation, 20 First Plaza, Suite 700, Albuquerque, New Mexico 87103, respectively. As to all matters governed by New York law, Mr. Danner or Mr. Stewart will rely upon the opinion of Milbank, Tweed, Hadley & McCloy.

   The statements of law and legal conclusions under the caption "Regulation" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which is incorporated by reference in this Prospectus, have been reviewed by Mr. Danner and Mr. Stewart and have been incorporated by reference in this Prospectus upon the authority of such counsel.

   Mr. Danner and Mr. Stewart are salaried employees of the Company and share in the benefits accruing to such employees. As of December 31, 1994, Mr. Danner and Mr. Stewart had a direct or indirect interest in 97,618 and 12,972 shares of SCEcorp's Common Stock, respectively. These shares include those credited and conditionally credited to their accounts
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as of such date with the trustees of the Company's Employee Stock
Ownership and Stock Savings Plus Plans and with the agent for the Company's Dividend Reinvestment and Stock Purchase Plan.

   From time to time, Milbank, Tweed, Hadley & McCloy performs legal services for the Company and its affiliates relating to special matters.

                         PLAN OF DISTRIBUTION

   The Company may sell Debt Securities to or through underwriters or dealers and also may sell Debt Securities directly to other purchasers or through agents.

   The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

   The Debt Securities may or may not be listed on a national securities exchange. There can be no assurance that there will be a market for the Debt Securities.

   Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

   Each underwriter, dealer and agent participating in the distribution of any Offered Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver Offered Debt Securities in bearer form within the United States or to, or for the account or benefit of, United States persons (other than qualifying financial institutions, (i) until 40 days after the settlement date or (ii) at any time if the obligation is held as part of an unsold allotment or subscription (the "Restricted Period").

   If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others,
but in all cases such institutions must be approved by the Company.   The
obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

   1. Registration Fee . . . . . . . . . . . . . . . . . . $  206,898
   2. California Public Utilities Commission . . . . . . .    306,000
   3. Cost of Printing, Engraving and Freight. . . . . . .     50,000
   4. Legal Fees and Expenses. . . . . . . . . . . . . . .     50,000
   5. Accounting Fees. . . . . . . . . . . . . . . . . . .     60,000
   6. Trustee Fees . . . . . . . . . . . . . . . . . . . .     30,000
   7. Blue Sky Expenses. . . . . . . . . . . . . . . . . .     22,500
   8. Rating Agency Fees . . . . . . . . . . . . . . . . .    260,000
   9. Miscellaneous. . . . . . . . . . . . . . . . . . . .     29,602
                                                           ----------
          Total. . . . . . . . . . . . . . . . . . . . . . $1,015,000
                                                           ==========


Item 15.  Indemnification of Directors and Officers.

   Pursuant to the California Corporations Code and Article VI of the Company's Bylaws, directors, officers, employees and agents of the Company may be indemnified by the Company in certain circumstances against liabilities they incur while acting in such capacities.

   The Company also maintains insurance for its officers and directors against certain liabilities under the Securities Act of 1933, as amended (the "Act"), under insurance policies, the premiums for which are paid by the Company.

Item 16.  Exhibits.


Exhibit
Number                          Description

1.1 Form of Underwriting Agreement with respect to Debt Securities issued under the Senior Indenture (the "Senior Debt Securities")*

1.2      Form of Underwriting Agreement with respect to Subordinated Debt
         Securities

4.1 Form of Indenture between the Company and Harris Trust and Savings Bank, as Trustee, relating to the Senior Debt Securities*

4.2 Form of Indenture between the Company and The First National Bank of Chicago, as Trustee, relating to the Subordinated Debt Securities

4.3      Form of Senior Debt Security (included in Exhibit 4.1)

4.4      Form of Subordinated Debt Security (included in Exhibit 4.2)

5.       Opinion of Counsel as to Legality of Securities Being Registered

12. Ratio of Earnings to Fixed Charges (Form 10-K dated December 31, 1994, File No. 1-2313)**

23.1 Consents of Bryant C. Danner and Kenneth S. Stewart, Southern California Edison Company

23.2     Consent of Arthur Andersen LLP

24.1     Power of Attorney

24.2     Certified Copy of Resolution of Board of Directors Authorizing
         Signature

25.1 Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Harris Trust Company*

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago

27       Financial Data Schedule (Form 10-K dated December 31, 1994, File No.
         1-2313)**
________________
* Incorporated by reference from Registration Statement No. 33-53290.
** Incorporated by reference pursuant to Rule 411.

Item 17. Undertakings.

  The Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement;

       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

       (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the

   Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (5) That, in the event the securities are to be offered at competitive bidding, (i) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made;

       (6) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

       (7) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

       (8) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 1st day of May, 1995.

                          SOUTHERN CALIFORNIA EDISON COMPANY


                                     W. J. Scilacci
                          ------------------------------------
                                    (W. J. Scilacci,
                                  Assistant Treasurer)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                           Title                Date
   ---------                           -----                ----

Principal Executive Officer:
        John E. Bryson*         Chairman of the Board,May 1, 1995
                                  Chief Executive
                                  Officer and Director

Principal Financial Officer:
        Alan J. Fohrer*         Senior Vice President May 1, 1995
                                  and Chief Financial
                                  Officer

Controller or Principal
   Accounting Officer:
        Richard K. Bushey*      Vice President and    May 1, 1995
                                Controller

Majority of Board of Directors:
        Howard P. Allen*        Director              May 1, 1995
        Camilla C. Frost*       Director              May 1, 1995
        Joan C. Hanley*         Director              May 1, 1995
        Carl F. Huntsinger*     Director              May 1, 1995
        Charles D. Miller*      Director              May 1, 1995
        Luis G. Nogales*        Director              May 1, 1995
        J. J. Pinola*           Director              May 1, 1995
        James M. Rosser*        Director              May 1, 1995
        E. L. Shannon, Jr.*     Director              May 1, 1995
        Robert H. Smith*        Director              May 1, 1995
        Daniel M. Tellep*       Director              May 1, 1995
        James D. Watkins*       Director              May 1, 1995
        Edward Zapanta*         Director              May 1, 1995



*      W. J. Scilacci
 ---------------------------------
(W. J. Scilacci, Attorney-in-Fact)

                                                             Exhibit 1.1
                   SOUTHERN CALIFORNIA EDISON COMPANY

                         UNDERWRITING AGREEMENT

                      SUBORDINATED DEBT SECURITIES



To the Representatives named
   in Schedule I hereto
   of the Underwriters named
   in Schedule II hereto

Dear Sirs:

    Southern California Edison Company, a California corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in Schedule I hereto (the "Securities"). The Securities will be issued under an indenture, dated as of May 1, 1995 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

    1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act an amendment and supplement to the form of Prospectus included in such Registration Statement relating to the Securities and the plan of distribution thereof and has previously advised the Representatives of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so amended and supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
    Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

         (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders' equity, business, properties or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

    2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

    3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in
Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters through the Representatives against payment of the purchase price thereof payable to the Company in the funds specified in Schedule
I hereto at the Company's General Office, 2244 Walnut Grove Avenue, Rosemead, California 91770, as provided in Schedule I hereto.

Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

    The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 3:00 PM, New York time, on the business day prior to the Closing Date.

    4. Agreements. The Company agrees with the several Underwriters that:

         (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Representatives a copy for the Representatives' review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission in accordance with the requirements of Rule 424(b). The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph
    (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final

    Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

         (e) The Company agrees to use its best efforts to qualify the Securities and to assist in the qualification of the Securities by or on behalf of the Representatives or of any of one or more of the several Underwriters for sale under the laws of such States as the Representatives may designate, to maintain such qualifications in effect so long as required for the distribution of the Securities and to assist in the determination of the legality of the Securities for purchase by institutional investors under the laws of such States as the Representatives may designate; provided that the Company shall not be required to qualify as a foreign corporation in any State, or to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Securities.

         (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities (i) covered by the Registration Statement or any other registration statement filed under the Act or (ii) to purchasers for resale in reliance on the exemption from registration under the Act provided by Rule 144A under the Act.

    5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission in accordance with the requirements of Rule 424(b).

         (b) At or before the Closing Date, the Public Utilities Commission of the State of California and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Securities by the Company as herein provided shall have entered an order or orders authorizing the issue and sale of the Securities by the Company on the terms set forth in the Final Prospectus and herein, and at the Closing Date such order or orders shall be in full force and effect.

         (c) At the Closing Date, the Representatives shall have received the written opinion, dated the Closing Date, of Bryant C. Danner, Senior Vice President and General Counsel, or Kenneth S. Stewart, Assistant General Counsel of the Company, to the effect that:

              (i) The Company is a corporation validly organized and existing in good standing under the laws of the State of California; the Company has full corporate power to own its properties and conduct its business as now being conducted; and the Company is duly qualified and in good standing as a foreign corporation under the laws of the States of Arizona, Nevada, New Mexico and Utah;

              (ii) The Indenture has been duly authorized, executed and delivered, is qualified under the Trust Indenture Act, and is a legally valid and binding instrument, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally;

              (iii) The Securities have been duly authorized and, when executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and this Agreement, will constitute legally valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to the matters set forth in clause
         (ii) above and the Securities and the Indenture conform to the description in the Final Prospectus;

              (iv) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel: no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Final Prospectus, and each amendment or supplement thereto, if any, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act, and the applicable published rules and regulations of the Commission thereunder and no facts have come to his attention which lead him to believe that the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the documents incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable published rules and regulations of the Commission thereunder; the descriptions in the Registration Statement and the Final Prospectus of federal and state statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and he does not know of any legal or governmental proceedings required to be described in the Final Prospectus, which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need not pass upon the financial statements and other financial data contained in the Registration Statement or the Final Prospectus;

              (v) All legally required proceedings in connection with the authorization of the Securities, the issue and sale of the Securities by the Company pursuant hereto and the authorization of the transactions related to such authorization, issue and sale, and all such approvals, authorizations, consents or other orders of such public boards of bodies, if any, as may be legally required with respect to all or any of such matters, have been had or obtained, except that the offer and sale of the Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions;

              (vi) The execution, delivery and performance of the Indenture and this Agreement, the issuance and sale of the Securities, and compliance with the terms and provisions hereof or thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or bylaws of the Company, or, to his knowledge, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or its subsidiaries or any of its properties or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; and

              (vii) This Agreement has been duly authorized, executed and delivered by the Company.

    In rendering the opinion called for above, Mr. Danner or Mr. Stewart, as the case may be, may rely upon appropriate certificates of public officials and officers or employees of the Company and the Trustee as to factual matters and upon opinions, dated the Closing Date, of Snell & Wilmer, Phoenix, Arizona, as to legal conclusions affected by the law of Arizona, upon opinions, dated the Closing Date, of Jeppson & Lee, a Nevada professional corporation, Reno, Nevada as to legal conclusions affected by the law of Nevada and upon opinions, dated the Closing Date, of Rodey, Dickason, Sloan, Akin & Robb, P.A., a New Mexico professional corporation, Albuquerque, New Mexico, as to legal conclusions affected by the law of New Mexico and (with regard to the interest of the Company and the rights of the Trustee in the New Mexico Generating Station and the easement and lease therefor) the laws of the United States and The Navajo Tribe of Indians, provided that he shall state that he believes that both he and the Representatives are justified in relying upon such certificates and opinions. As to all matters governed by New York law, Mr. Danner or Mr. Stewart, as the case may be, will rely upon the opinion of Milbank, Tweed, Hadley & McCloy.

    In rendering the opinion called for by clauses (ii) and (iii) above, Mr. Danner or Mr. Stewart, as the case may be, may state that he is expressing no opinion as to the availability of equitable remedies and may advise that a California court may not strictly enforce certain covenants of the Indenture or the Securities or allow acceleration of the due date of the Securities if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances, although, in his opinion, acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Indenture or the Securities.

         (d) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the

    Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Representatives shall have received certificates of the Chairman of the Board, the President or any Vice President of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of his knowledge after reasonable investigation:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the financial condition or results of operations of the Company, except as set forth in or contemplated in the Final Prospectus or as described in such certificate.

         (f) At the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives) dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that:

              (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q of the Company under the Exchange Act; and said unaudited financial statements are not fairly presented (except as permitted by Form 10-Q) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

                    (2) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, there were any decreases, at the date of the latest available unaudited financial statements prepared by the Company, in the stockholders' equity of the Company or any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt or capital stock of the Company (other than changes resulting from conversions of outstanding securities, drawdowns of and earnings on funds held in trust in connection with pollution control bonds and issuances of stock under existing stock plans) as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus to the date of the latest available unaudited financial statements prepared by the Company there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues or net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

              (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's annual report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's quarterly reports on Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

    At the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, in form and substance satisfactory to the Representatives, to the effect set forth in the introductory paragraph to this paragraph (f), in subparagraphs (i) and (ii) (1) above and, to the extent referring to information contained in Exchange Act reports incorporated in the Registration Statement and the Final Prospectus, in subparagraph (iii) above.

         (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any material adverse change described in the certificate referred to in paragraph (e) of this Section 5, (ii) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (iii) any change, or any development involving a prospective change, in or affecting the financial position, stockholders' equity, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i), (ii) or (iii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

         (h) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation.

         (i) At or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and such additional opinions and letters as are provided for in Schedule I.

    If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

    6. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the Securities shall be subject to the condition that, at or before the Closing Date, the Public Utilities Commission of the State of California and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Securities to the Underwriters as herein provided shall have entered an order or orders authorizing the issue and sale of the Securities on the terms set forth in the Final Prospectus and herein, and at the Closing Date such order or orders shall be in full force and effect.

    If the condition specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Company hereunder, except for the Company's obligations under Sections 7 and 8 hereunder, may be cancelled at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Representatives in writing or by telephone confirmed in writing.

    7. Reimbursement of Underwriters' Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including reasonable fees, and disbursements of counsel incurred in connection with such qualification and determination of eligibility) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to each Underwriter. If the sale of the Securities provided for herein is not consummated because (i) any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, (ii) any condition to the obligations of the Company set forth in Section 6 hereof is not satisfied, (iii) this Agreement is terminated pursuant to Section 10 hereof or (iv) the Company refuses, is unable or fails to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

    8.   Indemnification and Contribution.

         (a) The Company agrees to indemnify and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees periodically to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the second sentence of the second paragraph under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section
    8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
    (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Securities.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
    (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein, the Company on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject (i) in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price for the Securities referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). Notwithstanding anything in this subsection (d) to the contrary, (x) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section
    8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the

    Act or the Exchange Act, each officer of either of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (x) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph (d), except to the extent that the party or parties from whom contribution may be sought was prejudiced by the failure to so notify. No party shall be liable for contribution with respect to any action or claim settled without its consent. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligation and not joint.

    9.   Default by an Underwriter.

         (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may at their discretion arrange for themselves or another party or other parties satisfactory to the Company to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents or arrangements and the Company agrees to file promptly any amendments to the Registration Statement or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities but does not exceed fifty percent of the aggregate principal amount of all the Securities or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then, at the Company's option, (i) this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 8 hereof, or (ii) the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such non-defaulting Underwriter agreed to purchase hereunder. Notwithstanding the foregoing, nothing contained in this Section 9(c) shall relieve a defaulting Underwriter from liability for its default.

         (d) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds fifty percent of the aggregate principal amount of all the Securities, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by this Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 8 hereof. Notwithstanding the foregoing, nothing contained in this Section 9(d) shall relieve a defaulting Underwriter from liability for its default.

    10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Common Stock of SCEcorp, a California corporation, shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.

    11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

    12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telecopied and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 2244 Walnut Grove Avenue, Rosemead, California 91770, attention Vice President and Treasurer.

    13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

    14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

    15. Counsel for the Underwriters. As discussed in the Registration Statement, from time to time Milbank, Tweed, Hadley & McCloy performs legal services for the Company and its subsidiaries relating to special matters. The Company and each Underwriter hereby consent to Milbank, Tweed, Hadley & McCloy acting as counsel for the Underwriters in connection with the offer and sale of the Securities.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                          Very truly yours,

                          SOUTHERN CALIFORNIA EDISON COMPANY



                          BY:
                              -----------------------------------------

                                         Assistant Treasurer




The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

BY:




BY:
    -------------------------------------------
Name:
Title:


For themselves and the other several
Underwriters, if any, named in Schedule
II to the foregoing Agreement.

                                     SCHEDULE I



Underwriting Agreement dated

Registration Statement No.


Representatives and Address:



Title, Purchase Price and Description of Securities:

   Title:
   Principal Amount:

   Purchase Price:


   Maturity:

   Interest:


   Sinking Fund Provisions:

   Optional Redemption:

Closing Date and Time:

Method of Payment:  Federal Reserve funds in Los Angeles, California

Modification of items to be covered by the letter from Arthur Andersen LLP deliver pursuant to Section 5(f):

Items to be delivered pursuant to Section 5(i):

                              SCHEDULE II




                                                                   Principal
                                                                    Amount
                                                                 of Securities
                                                                     to be
      Underwriters                                                 Purchased
      ------------                                               ------------

                                                        EXHIBIT 4.2

______________________________________________________________________






                   SOUTHERN CALIFORNIA EDISON COMPANY

                                    TO

                   The First National Bank of Chicago,
                                                      Trustee







                             ____________________



                                   INDENTURE
                           Dated as of May 1, 1995



                             ____________________





                         SUBORDINATED DEBT SECURITIES



______________________________________________________________________

                           SOUTHERN CALIFORNIA COMPANY
           RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939,
                                 AS AMENDED, AND
                       INDENTURE, DATED AS OF MAY 1, 1995

Trust Indenture
  Act Section                                                  Indenture Section

310   . . . . . . . . . . . . . . . . . . . . . . . . . . .   (a)(1)6.9
      (a)(2). . . . . . . . . . . . . . . . . . . . . . . .      6.9
      (a)(3). . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
      (a)(4). . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
      (a)(5). . . . . . . . . . . . . . . . . . . . . . . .      6.9
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      6.8
      . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.10
      (c) . . . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
311   . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.13
312   . . . . . . . . . . . . . . . . . . . . . . . . . . .   (a)7.1
      . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.2
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      7.2
      (c) . . . . . . . . . . . . . . . . . . . . . . . . .      7.2
313   . . . . . . . . . . . . . . . . . . . . . . . . . . .   (a)7.3
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      7.3
      (c) . . . . . . . . . . . . . . . . . . . . . . . . .      7.3
      (d) . . . . . . . . . . . . . . . . . . . . . . . . .      7.3
314   . . . . . . . . . . . . . . . . . . . . . . . . . . .   (a)(1)(2)(3)7.4
      (a)(4). . . . . . . . . . . . . . . . . . . . . . . .      10.8
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
      (c)(1). . . . . . . . . . . . . . . . . . . . . . . .      1.2
      (c)(2). . . . . . . . . . . . . . . . . . . . . . . .      1.2
      (c)(3). . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
      (d) . . . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
      (e) . . . . . . . . . . . . . . . . . . . . . . . . .      1.2
315   . . . . . . . . . . . . . . . . . . . . . . . . . . .   (a)6.1
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      6.2
      (c) . . . . . . . . . . . . . . . . . . . . . . . . .      6.1
      (d) . . . . . . . . . . . . . . . . . . . . . . . . .      6.1
      (e) . . . . . . . . . . . . . . . . . . . . . . . . .      5.14
316   (a) . . . . . . . . . . . . . . . . . . . . . . . . .      1.1
      (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . .      5.2
      . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.12
      (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . .      5.13
      (a)(2). . . . . . . . . . . . . . . . . . . . . . . .      Not Applicable
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      5.8
      (c) . . . . . . . . . . . . . . . . . . . . . . . . .      1.4
317   (a)(1). . . . . . . . . . . . . . . . . . . . . . . .      5.3
      (a)(2). . . . . . . . . . . . . . . . . . . . . . . .      5.4
      (b) . . . . . . . . . . . . . . . . . . . . . . . . .      10.3
318   (a) . . . . . . . . . . . . . . . . . . . . . . . . .      1.7

_______________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

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                                TABLE OF CONTENTS

                                   __________

                                                                          PAGE

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 1    DEFINITIONS AND OTHER PROVISIONS
             OF GENERAL APPLICATION. . . . . . . . . . . . . . . . . . . .   1
      SECTION 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . .   1
             Article . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             Section . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             herein. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             hereof. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             hereunder . . . . . . . . . . . . . . . . . . . . . . . . . .   1
             Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
             Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . .   2
             control . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
             Authenticating Agent. . . . . . . . . . . . . . . . . . . . .   2
             Authorized Newspaper. . . . . . . . . . . . . . . . . . . . .   2
             Bearer Security . . . . . . . . . . . . . . . . . . . . . . .   2
             Board of Directors. . . . . . . . . . . . . . . . . . . . . .   2
             Board Resolution. . . . . . . . . . . . . . . . . . . . . . .   2
             Business Day. . . . . . . . . . . . . . . . . . . . . . . . .   2
             Commission. . . . . . . . . . . . . . . . . . . . . . . . . .   2
             Company . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
             "Company Request" and "Company Order" . . . . . . . . . . . .   2
             Components. . . . . . . . . . . . . . . . . . . . . . . . . .   3
             Conversion Date . . . . . . . . . . . . . . . . . . . . . . .   3
             Corporate Trust Office. . . . . . . . . . . . . . . . . . . .   3
             corporation . . . . . . . . . . . . . . . . . . . . . . . . .   3
             coupon. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
             Subordinated Debt Securities. . . . . . . . . . . . . . . . .   3
             Defaulted Interest. . . . . . . . . . . . . . . . . . . . . .   3
             Depositary. . . . . . . . . . . . . . . . . . . . . . . . . .   3
             Designated Currency . . . . . . . . . . . . . . . . . . . . .   3
             Dollar. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
             ECU . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
             European Communities. . . . . . . . . . . . . . . . . . . . .   3
             Event of Default. . . . . . . . . . . . . . . . . . . . . . .   3
             Exchange Rate . . . . . . . . . . . . . . . . . . . . . . . .   4
             Exchange Rate Officer's Certificate . . . . . . . . . . . . .   4
             Foreign Currency. . . . . . . . . . . . . . . . . . . . . . .   5
             Global Security . . . . . . . . . . . . . . . . . . . . . . .   5
             Government Obligations. . . . . . . . . . . . . . . . . . . .   5
             Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
             Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .   5
             interest. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
             Interest Payment Date . . . . . . . . . . . . . . . . . . . .   5
             Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
             Officer's Certificate . . . . . . . . . . . . . . . . . . . .   5
             Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .   5
             Original Issue Discount Security. . . . . . . . . . . . . . .   5
             Outstanding . . . . . . . . . . . . . . . . . . . . . . . . .   6
             Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . .   7
             Person. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
             Place of Payment. . . . . . . . . . . . . . . . . . . . . . .   7
             Predecessor Security. . . . . . . . . . . . . . . . . . . . .   7
             Redemption Date . . . . . . . . . . . . . . . . . . . . . . .   7
             Redemption Price. . . . . . . . . . . . . . . . . . . . . . .   7

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             Registered Security . . . . . . . . . . . . . . . . . . . . .   7
             Regular Record Date . . . . . . . . . . . . . . . . . . . . .   7
             Repayment Date. . . . . . . . . . . . . . . . . . . . . . . .   7
             Repayment Price . . . . . . . . . . . . . . . . . . . . . . .   8
             Responsible Officer . . . . . . . . . . . . . . . . . . . . .   8
             "Security Register" and "Security Registrar". . . . . . . . .   8
             Senior Indebtedness . . . . . . . . . . . . . . . . . . . . .   8
             Special Record Date . . . . . . . . . . . . . . . . . . . . .   8
             Stated Maturity . . . . . . . . . . . . . . . . . . . . . . .   8
             Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . .   8
             Tranche . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
             "Trust Indenture Act" or "TIA". . . . . . . . . . . . . . . .   9
             Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
             United States . . . . . . . . . . . . . . . . . . . . . . . .   9
             United States Alien . . . . . . . . . . . . . . . . . . . . .   9
             Yield to Maturity . . . . . . . . . . . . . . . . . . . . . .   9
      SECTION 1.2  Compliance Certificates and Opinions. . . . . . . . . .   9
      SECTION 1.3  Form of Documents Delivered to Trustee. . . . . . . . .  10
      SECTION 1.4  Acts of Holders . . . . . . . . . . . . . . . . . . . .  10
      SECTION 1.5  Notices, etc., to Trustee and Company . . . . . . . . .  14
      SECTION 1.6  Notice to Holders; Waiver . . . . . . . . . . . . . . .  14
      SECTION 1.7  Conflict with Trust Indenture Act . . . . . . . . . . .  15
      SECTION 1.8  Effect of Headings and Table of Contents. . . . . . . .  15
      SECTION 1.9  Successors and Assigns. . . . . . . . . . . . . . . . .  15
      SECTION 1.10  Separability Clause. . . . . . . . . . . . . . . . . .  15
      SECTION 1.11  Benefits of Indenture. . . . . . . . . . . . . . . . .  15
      SECTION 1.12  Governing Law. . . . . . . . . . . . . . . . . . . . .  16
      SECTION 1.13  Legal Holidays . . . . . . . . . . . . . . . . . . . .  16
      SECTION 1.14  No Security Interest Created . . . . . . . . . . . . .  16

ARTICLE 2    SUBORDINATED DEBT SECURITY FORMS. . . . . . . . . . . . . . .  16
      SECTION 2.1  Forms Generally . . . . . . . . . . . . . . . . . . . .  16
      SECTION 2.2  Forms of Subordinated Debt Securities . . . . . . . . .  17
      SECTION 2.3  Form of Trustee's Certificate of
                   Authentication. . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 3    THE SUBORDINATED DEBT SECURITIES. . . . . . . . . . . . . . .  18
      SECTION 3.1  Amount Unlimited; Issuable in Series. . . . . . . . . .  18
      SECTION 3.2  Denominations . . . . . . . . . . . . . . . . . . . . .  21
      SECTION 3.3  Execution, Authentication, Delivery and Dating. . . . .  21
      SECTION 3.4  Temporary Subordinated Debt Securities. . . . . . . . .  23
      SECTION 3.5  Registration, Registration of Transfer and
                   Exchange. . . . . . . . . . . . . . . . . . . . . . . .  24
      SECTION 3.6  Mutilated, Destroyed, Lost and Stolen
                   Subordinated Debt Securities. . . . . . . . . . . . . .  28
      SECTION 3.7  Payment of Interest, Interests Rights
                   Preserved . . . . . . . . . . . . . . . . . . . . . . .  29
      SECTION 3.8  Persons Deemed Owners . . . . . . . . . . . . . . . . .  31
      SECTION 3.9  Cancellation. . . . . . . . . . . . . . . . . . . . . .  31
      SECTION 3.10 Computation of Interest . . . . . . . . . . . . . . . .  32
      SECTION 3.11 Payment in Currencies . . . . . . . . . . . . . . . . .  32
      SECTION 3.12 Certification by a Person Entitled to Delivery
                   of a Bearer Security. . . . . . . . . . . . . . . . . .  35
      SECTION 3.13 Judgments . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 4    SATISFACTION AND DISCHARGE. . . . . . . . . . . . . . . . . .  36
      SECTION 4.1  Satisfaction and Discharge of Indentures. . . . . . . .  36
      SECTION 4.2  Application of Trust Money. . . . . . . . . . . . . . .  37

ARTICLE 5    REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      SECTION 5.1  Events of Default . . . . . . . . . . . . . . . . . . .  37

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      SECTION 5.2   Acceleration of Maturity:  Rescission and
                    Annulment . . . . . . . . . .. . . . . . . . . . . . .  39
      SECTION 5.3   Collection of Indebtedness and Suits for
                    Enforcement by Trustee . . . . . . . . . . . . . . . .  40
      SECTION 5.4   Trustee May File Proofs of Claim . . . . . . . . . . .  41
      SECTION 5.5   Trustee May Enforce Claims Without Possession
                    of Subordinated Debt Securities or Coupons . . . . . .  42
      SECTION 5.6   Application of Money Collected . . . . . . . . . . . .  42
      SECTION 5.7   Limitation on Suits. . . . . . . . . . . . . . . . . .  43
      SECTION 5.8   Right of Holders to receive Principal, Premium
                    and Interest . . . . . . . . . . . . . . . . . . . . .  44
      SECTION 5.9   Restoration of Rights and Remedies . . . . . . . . . .  44
      SECTION 5.10  Rights and Remedies Cumulative . . . . . . . . . . . .  44
      SECTION 5.11  Delay or Omission Not Waiver . . . . . . . . . . . . .  44
      SECTION 5.12  Control by Holders of Subordinated Debt
                    Securities . . . . . . . . . . . . . . . . . . . . . .  45
      SECTION 5.13  Waiver of Past Defaults. . . . . . . . . . . . . . . .  45
      SECTION 5.14  Undertaking for Costs. . . . . . . . . . . . . . . . .  45
      SECTION 5.15  Waiver of Usury, Stay or Extension Laws. . . . . . . .  46

ARTICLE 6    THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .  46
      SECTION 6.1  Certain Duties and Responsibilities . . . . . . . . . .  46
      SECTION 6.2  Notice of Defaults. . . . . . . . . . . . . . . . . . .  47
      SECTION 6.3  Certain Rights of Trustee . . . . . . . . . . . . . . .  48
      SECTION 6.4  Not Responsible for Recitals or Issuance of
                   Subordinated Debt Securities. . . . . . . . . . . . . .  48
      SECTION 6.5  May Hold Subordinated Debt Securities or
                   Coupons . . . . . . . . . . . . . . . . . . . . . . . .  49
      SECTION 6.6  Money Held in Trust . . . . . . . . . . . . . . . . . .  49
      SECTION 6.7  Compensation and Reimbursement. . . . . . . . . . . . .  49
      SECTION 6.8  Disqualification; Conflicting Interests . . . . . . . .  49
      SECTION 6.9  Corporate Trustee Required; Eligibility . . . . . . . .  50
      SECTION 6.10  Resignation and Removal; Appointment of
                    Successor. . . . . . . . . . . . . . . . . . . . . . .  50
      SECTION 6.11  Acceptance of Appointment by Successor . . . . . . . .  52
      SECTION 6.12  Merger, Conversion, Consolidation or
                    Succession to Business . . . . . . . . . . . . . . . .  53
      SECTION 6.13  Preferential Collection of Claims Against
                    Company. . . . . . . . . . . . . . . . . . . . . . . .  53
      SECTION 6.14  Appointment of Authenticating Agent. . . . . . . . . .  53
      SECTION 6.15  Administrative Expense Claim in Bankruptcy . . . . . .  54

ARTICLE 7    HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . . .  54
      SECTION 7.1  Company to Furnish Trustee names and Addresses of Holders. . . . . . . . . . . . . . . . . . . . . . .  54
      SECTION 7.2  Preservation of Information; Communications to
                   Holders . . . . . . . . . . . . . . . . . . . . . . . .  55
      SECTION 7.3  Reports by Trustee. . . . . . . . . . . . . . . . . . .  56
      SECTION 7.4  Reports by Company. . . . . . . . . . . . . . . . . . .  56

ARTICLE 8    CONSOLIDATION, MERGER, CONVEYANCE SALE OR LEASE . . . . . . .  57
      SECTION 8.1  Company May Consolidate, etc., Only on Certain
                   Terms . . . . . . . . . . . . . . . . . . . . . . . . .  57
      SECTION 8.2  Successor Substituted . . . . . . . . . . . . . . . . .  58

ARTICLE 9    SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . .  58
      SECTION 9.1  Supplemental Indentures Without Consent of
                   Holders . . . . . . . . . . . . . . . . . . . . . . . .  58
      SECTION 9.2  Supplemental Indentures with Consent of
                   Holders . . . . . . . . . . . . . . . . . . . . . . . .  59
      SECTION 9.3  Execution of Supplemental Indentures. . . . . . . . . .  60
      SECTION 9.4  Effect of Supplemental Indentures . . . . . . . . . . .  61
      SECTION 9.5  Conformity with Trust Indenture Act . . . . . . . . . .  61
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      SECTION 9.6  Reference in Subordinated Debt Securities to
                   Supplemental Indentures . . . . . . . . . . . . . . . .  61

ARTICLE 10   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      SECTION 10.1  Payment of Principal, Premium and Interest . . . . . .  61
      SECTION 10.2  Maintenance of Office or Agency. . . . . . . . . . . .  61
      SECTION 10.3  Money for Subordinated Debt Securities
                    Payments to Be Held in Trust . . . . . . . . . . . . .  63
      SECTION 10.4  Existence. . . . . . . . . . . . . . . . . . . . . . .  64
      SECTION 10.5  Appointments to Fill Vacancies in Trustee's
                    Office . . . . . . . . . . . . . . . . . . . . . . . .  64
      SECTION 10.6  Payment of Additional Amounts. . . . . . . . . . . . .  64
      SECTION 10.7  Purchase of Subordinated Debt Securities by
                    Company or Subsidiary. . . . . . . . . . . . . . . . .  65
      SECTION 10.8  Officer's Certificate as to Default. . . . . . . . . .  65
      SECTION 10.9  Waiver of Certain Covenants. . . . . . . . . . . . . .  65

ARTICLE 11   REDEMPTION OF SUBORDINATED DEBT SECURITIES. . . . . . . . . .  66
      SECTION 11.1  Applicability of Article . . . . . . . . . . . . . . .  66
      SECTION 11.2  Election to Redeem; Notice to Trustee. . . . . . . . .  66
      SECTION 11.3  Selection by Trustee of Subordinated Debt
                    Securities to Be Redeemed. . . . . . . . . . . . . . .  66
      SECTION 11.4  Notice of Redemption . . . . . . . . . . . . . . . . .  67
      SECTION 11.5  Deposit of Redemption Price. . . . . . . . . . . . . .  67
      SECTION 11.6  Subordinated Debt Securities Payable on
                    Redemption Date. . . . . . . . . . . . . . . . . . . .  67
      SECTION 11.7  Subordinated Debt Security Redeemed in Part. . . . . .  68

ARTICLE 12   SINKING FUNDS . . . . . . . . . . . . . . . . . . . . . . . .  69
      SECTION 12.1  Applicability of Article . . . . . . . . . . . . . . .  69
      SECTION 12.2  Satisfaction of Sinking Fund Payments with
                    Subordinated Debt Securities . . . . . . . . . . . . .  69
      SECTION 12.3  Redemption of Subordinated Debt Securities
                    for Sinking Fund . . . . . . . . . . . . . . . . . . .  69

ARTICLE 13   DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . . . . .  70
      SECTION 13.1  Discharge and Defeasance of Subordinated Debt
                    Securities of any Series . . . . . . . . . . . . . . .  70
      SECTION 13.2  Repayment to Company . . . . . . . . . . . . . . . . .  72
      SECTION 13.3  Indemnity for Government Obligations . . . . . . . . .  72
      SECTION 13.4  Application of Trust Money . . . . . . . . . . . . . .  73
      SECTION 13.5  Reinstatement. . . . . . . . . . . . . . . . . . . . .  73

ARTICLE 14   MEETING OF HOLDERS OF SUBORDINATED DEBT SECURITIES. . . . . .  73
      SECTION 14.1  Purposes for Which Meetings May Be Called. . . . . . .  73
      SECTION 14.2  Call, Notice and Place of Meetings . . . . . . . . . .  73
      SECTION 14.3  Persons Entitled to Vote at Meetings . . . . . . . . .  74
      SECTION 14.4  Quorum; Action . . . . . . . . . . . . . . . . . . . .  74
      SECTION 14.5  Determination of Voting Rights; Conduct and
                    Adjournment of Meetings. . . . . . . . . . . . . . . .  75
      SECTION 14.6  Counting Votes and Recording Action of
                    Meetings . . . . . . . . . . . . . . . . . . . . . . .  76

ARTICLE 15   REPAYMENT AT OPTION OF HOLDERS. . . . . . . . . . . . . . . .  76
      SECTION 15.1  Applicability of Article . . . . . . . . . . . . . . .  76
      SECTION 15.2  Repayment of Subordinated Debt Securities. . . . . . .  76
      SECTION 15.3  Exercise of Option . . . . . . . . . . . . . . . . . .  77
      SECTION 15.4  When Subordinated Debt Securities Presented
                    for Repayment Become Due and Payable . . . . . . . . .  77
      SECTION 15.5  Subordinated Debt Securities Repaid in Part. . . . . .  78


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ARTICLE 16   SUBORDINATION OF SUBORDINATED DEBT SECURITIES . . . . . . . .  78
      SECTION 16.1  Agreement of Subordination . . . . . . . . . . . . . .  78
      SECTION 16.2  Limitations on Payments to Holders of
                    Subordinated Debt Securities . . . . . . . . . . . . .  78
      SECTION 16.3  Payments in Bankruptcy . . . . . . . . . . . . . . . .  79
      SECTION 16.4  Subrogation of Subordinated Debt Securities. . . . . .  80
      SECTION 16.5  Authorization By Holders of Subordinated Debt
                    Securities . . . . . . . . . . . . . . . . . . . . . .  81
      SECTION 16.6  Notice to Trustee. . . . . . . . . . . . . . . . . . .  81
      SECTION 16.7  Trustee's Relation to Senior Indebtedness. . . . . . .  82
      SECTION 16.8  Acts of Holders of Senior Indebtedness . . . . . . . .  82

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1














































                                       -v-
PAGE

             INDENTURE, dated as of May __, 1995 between Southern California Edison Company, a California corporation (hereinafter called the "Company"), having its principal place of business at 2244 Walnut Grove Avenue, Rosemead, California 91770, and The First National Bank of Chicago, a national banking association (hereinafter called the "Trustee"), having its Corporate Trust Office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.


                             RECITALS OF THE COMPANY

             The Company has heretofore duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (herein called the "Subordinated Debt Securities"), to be issued in one or more series as in this Indenture provided.

             All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

             NOW, THEREFORE, THIS INDENTURE WITNESSETH:

             For and in consideration of the premises and the purchase of the Subordinated Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Subordinated Debt Securities or of a series thereof, as follows:

                                    ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

             SECTION 1.1  Definitions.

             For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                    (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                    (4) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture; and

                    (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
<page 1>
             "Act" when used with respect to any Holder has the meaning specified in Section 1.4.

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Authenticating Agent" has the meaning specified in Section
6.14.

             "Authorized Newspaper" means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

             "Bearer Security" means any Subordinated Debt Security in the form of bearer securities established pursuant to Section 2.2 that is payable to bearer.

             "Board of Directors" means either the Board of Directors of the Company or any committee of that board duly authorized to act in respect thereof.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

             "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by any one of the Chairman of the Board, President, Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Manager of Corporate Finance of the Company, and delivered to the Trustee.
<page 2>
             "Components", with respect to a composite currency (including but not limited to the ECU), means the currency amounts that are components of such composite currency on the Conversion Date. If after such Conversion Date the official unit of any component currency is altered by way of combination or subdivision, the number of units of such currency shall be divided or multiplied in the same proportion to calculate the Component. If after such Conversion Date two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of such consolidated component currencies expressed in such single currency, and such amount shall thereafter be a Component. If after such Conversion Date any component currency shall be divided into two or more currencies, the amount of such currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of such former component currency divided by the number of currencies into which such component currency was divided, and such amounts shall thereafter be Components.

             "Conversion Date", with respect to a composite currency (including but not limited to the ECU), has the meaning specified in
Section 3.11.

             "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered.

             The term "corporation" means a corporation, association, company, joint stock company or a business trust.

             The term "coupon" means any interest coupon appertaining to a Bearer Security.

             "Subordinated Debt Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Subordinated Debt Securities authenticated and delivered under this Indenture.

             "Defaulted Interest" has the meaning specified in Section
3.7.

             "Depositary" means, with respect to the Subordinated Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Subordinated Debt Securities of any such series shall mean the Depositary with respect to the Subordinated Debt Securities of that series.

             "Designated Currency" has the meaning specified in Section
3.13.

             "Dollar" or "$" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

             "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.
<page 3>
             "European Communities" means the European Economic
Community, the European Coal and Steel Community and the European Atomic Energy Community.

             "Event of Default" has the meaning specified in Section 5.1.

             "Exchange Rate" means (a) with respect to a currency (other than a composite currency) in which payment is to be made on Subordinated Debt Securities denominated in a composite currency, the exchange rate between such composite currency and such currency reported by the agency or organization, if any, designated pursuant to Section
3.1 (15) or by the Council of the European Communities (in the case of ECU, whose reports are currently based on the rates in effect at 2:30 P.M., Brussels time, on the relevant exchange markets), as appropriate, or if such exchange rate is not or ceases to be so reported, then such exchange rate as shall be determined by the Trustee using, in its sole discretion and without liability on its part, quotations from one or more major banks in The City of New York or such other quotations as the Trustee shall deem appropriate, in either case on the applicable Regular or Special Record Date or the fifteenth day immediately preceding the maturity of an installment of principal, as the case may be, (b) with respect to Dollars in which payment is to be made on Subordinated Debt Securities denominated in a Foreign Currency, the noon Dollar buying rate for that currency for cable transfers quoted in The City of New York on the Regular or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, (c) with respect to a Foreign Currency in which payment is to be made on Subordinated Debt Securities denominated in Dollars or converted into Dollars pursuant to Section 3.11 (d) (ii), the noon Dollar selling rate for that currency for cable transfers quoted in The City of New York on the Regular or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, and (d) with respect to a Foreign Currency in which payment is to be made on Subordinated Debt Securities denominated in a different Foreign Currency, the exchange rate between such Foreign Currencies determined in the manner specified pursuant to Section 3.1(18). Except in the situation contemplated in (a) above, if for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

             "Exchange Rate Officer's Certificate", with respect to any date for the payment of principal of, premium, if any, or interest on any series of Subordinated Debt Securities, means a certificate setting forth the applicable Exchange Rate or Rates as of the Regular or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, and the amounts payable in Dollars, Foreign Currencies and composite currencies in respect of the principal of (and
<page 4>
premium, if any) and interest on Subordinated Debt Securities denominated in ECU, any other composite currency or any Foreign Currency, and signed by any one of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Manager of Corporate Finance of the Company, and delivered to the Trustee.

             "Foreign Currency" means a currency issued by the government of any country other than the United States of America.

             "Global Security" means a Registered or Bearer Security evidencing all or part of a series of Subordinated Debt Securities, issued to the Depositary for such series or a nominee thereof in accordance with Section 3.3, and bearing the legend prescribed in
Section 3.3(c).

             "Government Obligations" has the meaning specified in
Section 13.1.

             "Holder", with respect to a Registered Security, means the Person in whose name such Registered Security is registered in the Security Register and, with respect to a Bearer Security or a coupon, means the bearer thereof.

             "Indenture" means this instrument as originally executed or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Subordinated Debt Securities established as contemplated by Section 3.1.

             The term "interest", when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

             "Interest Payment Date", with respect to any Subordinated Debt Security, means the Stated Maturity of an installment of interest on such Subordinated Debt Security.

             "Maturity", when used with respect to any Subordinated Debt Security, means the date on which the principal of such Subordinated Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

             "Officer's Certificate" means a certificate signed by any one of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Manager of Corporate Finance of the Company, and delivered to the Trustee.

             "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or other counsel to the Company and who shall be satisfactory to the Trustee, which is delivered to the Trustee.

             "Original Issue Discount Security" means (i) any Subordinated Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 and (ii) any Subordinated Debt Security issued with original issue discount for United States Federal income tax purposes.
<page 5>
             "Outstanding" when used with respect to Subordinated Debt Securities means, as of the date of determination, all Subordinated Debt Securities theretofore authenticated and delivered under this Indenture, except:

                                  (i)   Subordinated Debt Securities
                           theretofore cancelled by the Trustee or
                           delivered to the Trustee for cancellation;

                                  (ii)  Subordinated Debt Securities for
                           whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Subordinated Debt Securities and any coupons appertaining thereto;provided, however, that if such Subordinated Debt Securities are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                                  (iii) Subordinated Debt Securities that
                           have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Subordinated Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Subordinated Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Subordinated Debt Securities are valid obligations of the Company; and

                                  (iv)  Subordinated Debt Securities as to
                           which Defeasance has been effected pursuant to
                           Section 13.1(c)(1);

provided, however, that in determining whether the Holders of the requisite principal amount of Subordinated Debt Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder or whether a quorum is present at a meeting of Holders of Outstanding Subordinated Debt Securities or the number of votes entitled to be cast by each Holder of a Subordinated Debt Security in respect of such Subordinated Debt Security at any such meeting (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof to such date pursuant to Section 5.2, (ii) the principal amount of a Subordinated Debt Security denominated in a Foreign Currency or composite currency shall be deemed to have the principal amount determined by the Trustee by converting the principal amount of such Subordinated Debt Security in the currency in which such Subordinated Debt Security is denominated into Dollars at the Exchange Rate as of the date such Act is delivered to the Trustee and, where it is hereby expressly required, to the Company (or, if there is no such rate on such date for the reasons
<page 6>
specified in Section 3.11(d)(i), such rate on the date specified in such Section), and (iii) Subordinated Debt Securities owned by the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent, waiver or action, only Subordinated Debt Securities that the Trustee knows to be so owned shall be so disregarded. Subordinated Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor.

             "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Subordinated Debt Securities or coupons on behalf of the Company.

             "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Place of Payment", when used with respect to the Registered Securities of any series payable in Dollars, means the Corporate Trust Office of the Trustee in Chicago, Illinois and, when used with respect to the Subordinated Debt Securities of any series, means such other place or places, if any, where the principal of (and premium, if any) and interest on the Subordinated Debt Securities of that series are payable as specified as contemplated by Section 3.1.

             "Predecessor Security" of any particular Subordinated Debt Security means every previous Subordinated Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Subordinated Debt Security; and, for the purposes of this definition, any Subordinated Debt Security authenticated and delivered under Section
3.6 in lieu of a lost, destroyed or stolen Subordinated Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Subordinated Debt Security.

             "Redemption Date", when used with respect to any Subordinated Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

             "Redemption Price", when used with respect to any Subordinated Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

             "Registered Security" means any Subordinated Debt Security in the form of registered securities established pursuant to Section 2.2 that is registered in the Security Register.

             "Regular Record Date" for the interest payable on any Interest Payment Date on the Subordinated Debt Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

             "Repayment Date" means, when used with respect to any Subordinated Debt Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.
<page 7>
             "Repayment Price" means, when used with respect to any Subordinated Debt Security to be repaid at the option of the Holder, the price at which such Subordinated Debt Security is to be repaid by or pursuant to this Indenture.

             "Responsible Officer" when used with respect to the Trustee means the chairman or any vice-chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

             "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

             "Senior Indebtedness" of the Company shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of this Indenture or thereafter incurred, created or assumed:
(a) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money, (b) all indebtedness of others of the kinds described in the preceding clause
(a) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise, and (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b) unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Subordinated Debt Securities.

             "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

             "Stated Maturity", when used with respect to any Subordinated Debt Security or any installment of principal or interest thereon, means the date specified in such Subordinated Debt Security or a coupon representing such installment of interest as the fixed date on which the principal of such Subordinated Debt Security or such installment of principal or interest is due and payable.

             "Subsidiary" means any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

             "Tranche" means a group of Subordinated Debt Securities which are of the same series and have identical terms except as to principal amount and date of issuance.
<page 8>
             "Trust Indenture Act" or "TIA" (except as herein otherwise expressly provided) means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

             "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Subordinated Debt Securities of any series shall mean each Trustee with respect to Subordinated Debt Securities of that series.

             "United States" means the United States of America
(including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

             "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-residential alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

             "Yield to Maturity" means the yield to maturity, calculated at the time of issuance of a series of Subordinated Debt Securities or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

             SECTION 1.2  Compliance Certificates and Opinions.

             Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

             Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 10.8) shall include

                    (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
<page 9>
                    (3) a statement that, in the opinion of such individual, the individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

             SECTION 1.3  Form of Documents Delivered to Trustee.

             In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based is erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

             SECTION 1.4  Acts of Holders.

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Subordinated Debt Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Subordinated Debt Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Subordinated Debt Securities of such series duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such
<page 10>
instruments or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy or of the holding by any Person of a Subordinated Debt Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Subordinated Debt Securities shall be provided in the manner provided in Section 14.6.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

             (c) The ownership of Registered Securities shall be proved by the Security Register.

             (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or
(2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

             (e) The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

             (f) If the Company shall solicit from the Holders of Subordinated Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to authority granted in a Board Resolution, set in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion. If such a record date is fixed, by operation of law or otherwise, such request, demand, authorization, direction, notice, consent, waiver or other Act may be sought or given before or after the record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders of Registered Securities for the purpose of determining whether Holders of the requisite proportion of Subordinated Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Registered Securities of such series Outstanding shall be computed
<page 11>
as of such record date. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Subordinated Debt Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of outstanding Subordinated Debt Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Subordinated Debt Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Subordinated Debt Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

             Upon receipt by the Trustee from any Holder of Subordinated Debt Securities of a particular series of (i) any notice of default or breach referred to in Section 5.1(d) or 5.1(e), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.2, if an Event of Default with respect to Subordinated Debt Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12 with respect to Subordinated Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders of Outstanding Subordinated Debt Securities of such series, or all series, if applicable, entitled to join in such notice, declaration or direction, which record date shall be the close of business on the tenth day following the day on which the Trustee receives such notice, declaration or direction. Promptly after such receipt by the Trustee, and in any case not later than the fifth day thereafter, the Trustee shall notify the Company and the Holders of Outstanding Subordinated Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Subordinated Debt Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such notice, declaration or direction whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Subordinated Debt Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled
<page 12>
and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph.
Nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Subordinated Debt Securities of the relevant series on the date such notice, declaration or directions is so given.

             (g) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Subordinated Debt Security shall bind every future holder of the same Subordinated Debt Security and the Holder of every Subordinated Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Subordinated Debt Security.

             Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Subordinated Debt Security may do so with regard to all or any part of the principal amount of such security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

             SECTION 1.5  Notices, etc., to Trustee and Company.

             Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

                    (1) the Trustee by any Holder or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration.

                    (2) the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company (Attention: Treasurer) addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

             SECTION 1.6  Notice to Holders; Waiver.

             Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (2) such notice shall be sufficiently given to Holders of Bearer Securities if published in an authorized Newspaper in The City of New York (and, if such Subordinated Debt Securities are not listed on any stock exchange outside the United States, in London) and, if the Subordinated Debt Securities of such series are then listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and such stock exchange shall so require, in London and, if the Subordinated Debt Securities of such series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg and, if the Subordinated Debt Securities of such series are then listed on any other stock exchange outside the United States and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, in Europe on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

             In the event of suspension of regular mail service or if for any other reason it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such a notification to holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided above.

             In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other
<page 14>
cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

             Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             Any request, demand, authorization, direction, notice, consent, election, waiver or other Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

             SECTION 1.7  Conflict with Trust Indenture Act.

             If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

             SECTION 1.8  Effect of Headings and Table of Contents.

             The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

             SECTION 1.9  Successors and Assigns.

             All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

             SECTION 1.10  Separability Clause.

             In case any provision in this Indenture or in the Subordinated Debt Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             SECTION 1.11  Benefits of Indenture.

             Nothing in this Indenture or in the Subordinated Debt Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

             SECTION 1.12  Governing Law.

             This Indenture and the Subordinated Debt Securities and coupons shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of laws thereof.

             SECTION 1.13  Legal Holidays.

             In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Subordinated Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Subordinated Debt Securities
(other than a provision of the Subordinated Debt Securities of any series which specifically states that such provisions shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment date, Redemption Date or Stated Maturity, as the case may be.

             SECTION 1.14  No Security Interest Created.

             Nothing in this Indenture or in the Subordinated Debt Securities expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its subsidiaries is located.

                                    ARTICLE 2

                        SUBORDINATED DEBT SECURITY FORMS

             SECTION 2.1  Forms Generally.

             The Subordinated Debt Securities of each series and the coupons, if any, to be attached thereto, shall be in substantially the form established by or pursuant to the authority granted in a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Subordinated Debt Securities may have notations, legends or endorsements placed thereon as may be required by law, or securities exchange rule, or as may, consistently herewith, be determined by the officers executing such Subordinated Debt Securities and coupons, if any, as evidenced by their execution of the Subordinated Debt Securities and coupons, if any.

             Each Bearer Security and Coupon shall bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax law, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

             The definitive Subordinated Debt Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Subordinated Debt Securities and coupons, as conclusively
<page 16>
evidenced by their execution of such Subordinated Debt Securities and coupons.

             SECTION 2.2  Forms of Subordinated Debt Securities.

             Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Subordinated Debt Securities, the Subordinated Debt Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by
Section 3.1, the Subordinated Debt Securities of a series shall be issuable (a) in bearer form, with interest coupons attached, (b) in registered and bearer form or (c) in the form of one or more Global Securities in whole or in part.

             SECTION 2.3  Form of Trustee's Certificate of
Authentication.

             The form of the Trustee's certificate of authentication to be borne by the Subordinated Debt Securities shall be substantially as follows:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

             This is one of the Subordinated Debt Securities of the series referred to in the within-mentioned Indenture.

                               The First National Bank of Chicago
                               as Trustee


                               By
                                  --------------------------------------
                                                Authorized Signatory

                               [OR
                               The First National Bank of Chicago
                               as Trustee


                               By
                                 ---------------------------------------
                                                Authenticating Agent


                               By
                                 ---------------------------------------
                                                Authorized Signatory


- ----------------
*  To be inserted only if an Authenticating Agent is appointed under
Section 614.

                                    ARTICLE 3

                        THE SUBORDINATED DEBT SECURITIES

             SECTION 3.1  Amount Unlimited; Issuable in Series.

             The aggregate principal amount of Subordinated Debt
Securities that may be authenticated and delivered under this Indenture is unlimited.

             The Subordinated Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 3.3, set forth or determined in the manner provided, in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Subordinated Debt Securities of any series:

                    (1) the title of the Subordinated Debt Securities of the series (which shall distinguish the Subordinated Debt Securities of the series from all other Subordinated Debt Securities);

                    (2) the limit, if any, upon the aggregate principal amount of the Subordinated Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Subordinated Debt Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Subordinated Debt Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7);

                    (3) the date or dates on which the principal of the Subordinated Debt Securities of the series is payable or the means by which such date or dates shall be determined or specified;

                    (4) the rate or rates, if any, or the method of calculating the rates, at which the Subordinated Debt Securities of the series shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date and whether any special terms and conditions relating to the payment of additional amounts in respect of payments on the Subordinated Debt Securities of such series shall, in the event of certain changes in the United States Federal income tax laws, apply to the Debt Securities or the means by which such rate or rates or date or dates shall, be determined or specified;

                    (5) the right, if any, to extend the interest payment periods and the duration of such extension;

                    (6) whether any one or more series of Subordinated Debt Securities shall be junior in right of payment to any other one or more series of Subordinated Debt Securities;

                    (7) the place or places where the principal of (and premium, if any) and interest on Subordinated Debt
             Securities of the series shall be payable;

                    (8) the period or periods within which or the date or dates on which, if any, the price or prices at which and
<page 18>
             the terms and conditions upon which Subordinated Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or the means by which such period or periods or the date or dates or price or prices shall be determined or specified;

                    (9) the obligation, if any, of the Company to redeem, repay or purchase Subordinated Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the currency or currency unit in which the Subordinated Debt Securities of each series are payable and the terms and conditions upon which and the period or periods within which Subordinated Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or the means by which such price or prices or period or periods shall be determined or specified;

                    (10) whether Bearer Securities of the series are to be issuable and, if so, whether Registered Securities of the series are also to be issuable and whether Registered Securities of such series may be exchanged for Bearer Securities of such series and the circumstances under which and the place or places where any such exchange, if permitted, may be made;

                    (11) if Bearer Securities of the series are to be issuable, (x) whether interest in respect of any portion of a temporary Global Security of the series payable in respect of any Interest Payment Date prior to the exchange of such temporary Global Security for a definitive Global Security or for definitive Subordinated Debt Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Global Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment receive by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date, and (y) the terms and conditions (including any certification requirements) upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive Subordinated Debt Securities of the series and the terms and conditions (including any certification requirements) upon which interests in a definitive Global Security, if any, may be exchanged for definitive Subordinated Debt Securities of the series;

                    (12) whether the Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Securities;

                    (13) the denominations in which Registered Securities of the series, if any, shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Securities of the series, if any, shall be issuable if other than denominations of $1,000, $10,000 and $100,000 or the means
<page 19>
             by which such denominations shall be determined or specified;

                    (14) if other than the principal amount thereof, the portion of the principal amount of Subordinated Debt
             Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the means by which such portion shall be determined or specified;

                    (15)   if other than Dollars, the currency or
             currencies of denomination of the Subordinated Debt
             Securities of any series, which may be in any Foreign Currency or any composite currency, including but not limited to the ECU, and, if any such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

                    (16) the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities of the series will be made, and the currency or currencies, if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities of the series, at the election of each of the Holders thereof, may also be payable;

                    (17) if the amount of payments of principal of (and premium, if any) or interest on the Subordinated Debt Securities of the series may be determined with reference to an index, formula or other method based on a currency or currencies other than that in which the Subordinated Debt Securities of the series are denominated or designated to be payable, the manner in which such amounts shall be determined;

                    (18) if the payments of principal of (and premium, if any) or the interest on the Subordinated Debt Securities of the series are to be made in a Foreign Currency other than the Foreign Currency in which such Subordinated Debt Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

                    (19) any deletions, modifications or additions to the Events of Default or covenants with respect to any series, other than or in addition to those set forth herein and any deletions, modifications or additions to the covenants of the Company with respect to the Subordinated Debt Securities of such series set forth herein provided that no covenant required by the Trust Indenture Act as then in effect may be deleted;

                    (20) whether the Subordinated Debt Securities of a series shall be subject to discharge and defeasance at the option of the Company pursuant to Section 13.1;

                    (21) if Subordinated Debt Securities of a series are subject to discharge and defeasance at the option of the Company pursuant to Section 13.1, which of either Section 13.1(c)(1) or (2) applies and whether Section 13.1(g) or 13.1(j) applies;
<page 20>
                    (22) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Subordinated Debt Securities of a series;

                    (23) any deletions, modifications or additions to the subordination provisions of Article Sixteen with respect to any series; and

                    (24) any other terms and conditions (including any certification requirements) of the series.

             All Subordinated Debt Securities of any one series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer's Certificate or in any such indenture supplemental hereto.

             If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

             SECTION 3.2  Denominations.

             Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Subordinated Debt Securities and except as provided in Section 3.3, the Subordinated Debt Securities of each series, if any, shall be issuable in denominations of $1,000 and any integral multiple thereof, if in registered form, and $1,000, $10,000, and $100,000, if in bearer form.

             All Subordinated Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer's Certificate or in any such indenture supplemental hereto.

             SECTION 3.3  Execution, Authentication, Delivery and Dating.

             (a) The Subordinated Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, a Vice President or the Treasurer, under its corporate seal reproduced thereon and attested to by its Secretary or an Assistant Secretary. The signature of any of these officers on the Subordinated Debt Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

             Subordinated Debt Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Debt Securities or coupons or did not hold such offices at the date of such Subordinated Debt Securities or coupons.

             (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Subordinated
Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Subordinated Debt Securities, and the Trustee in
<page 21>
accordance with the Company Order shall authenticate and deliver such Subordinated Debt Securities; provided, however, that, in connection with its original issuance, a Bearer Security in definitive form may be delivered only outside the United States and only if the Company or its agent shall have received from the Person entitled to delivery of such Bearer Security a certificate substantially in the form set forth in Exhibit A hereto and only if the Company has no reason to know that such certificate is false. The Trustee shall be entitled to receive, prior to the authentication and delivery of such Subordinated Debt Securities, the supplemental indenture or the Board Resolution by or pursuant to which the terms and form of such Subordinated Debt Securities have been approved (and, if such form is approved pursuant to a Board Resolution together with an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company), an Officer's Certificate as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default, and, an Opinion of Counsel stating that:

                    (1) all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Subordinated Debt Securities and coupons, if any, conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Subordinated Debt Securities;

                    (2) the forms of such Subordinated Debt Securities and coupons, if any, have been established in conformity with the provisions of this Indenture;

                    (3) the terms of such Subordinated Debt Securities and coupons, if any, have been established in conformity with the provisions of this Indenture;

                    (4) in the event that the forms or terms of such Subordinated Debt Securities and coupons, if any, have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equity principles;

                    (5) the execution and delivery of such Subordinated Debt Securities and coupons, if any, have been duly authorized by all necessary corporate action of the Company and such Subordinated Debt Securities and coupons, if any, have been duly executed by the Company and, assuming due authentication by the Trustee and delivery by the Company, are the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equity principles; and
<page 22>
                    (6) all laws and requirements in connection with the execution and delivery of Subordinated Debt Securities of such series have been complied with.

             Such Opinion of Counsel shall also address such other matters as the Trustee reasonably requests.

             (c) If the Company shall establish pursuant to Section 3.1 that the Subordinated Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Subordinated Debt Securities of such series to be represented by one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "This Subordinated Debt Security is a Global Security within the meaning of the Indenture hereafter referred to and is registered in the name of a Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive form, this Subordinated Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

             (d) Each Depositary designated pursuant to Section 3.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

             (e) Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated as of the date specified as contemplated by Section 3.1.

             (f) No Subordinated Debt Security or coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Subordinated Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its authorized officers, and such certificate upon any Subordinated Debt Security shall be conclusive evidence, and the only evidence, that such Subordinated Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 3.6 or 3.7, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

             SECTION 3.4  Temporary Subordinated Debt Securities.

             Pending the preparation of a definitive Global Security or definitive Subordinated Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Subordinated Debt Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any
<page 23>
authorized denomination, substantially of the tenor of the definitive Subordinated Debt Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Subordinated Debt Securities and coupons may determine, as conclusively evidenced by their execution of such Subordinated Debt Securities and coupons. In the case of Subordinated Debt Securities of any series, such temporary Subordinated Debt Securities may be in global form, representing all or a portion of the Outstanding Subordinated Debt Securities of such series.

             If temporary Subordinated Debt Securities of any series are issued, the Company will cause definitive Subordinated Debt Securities of such series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section 3.1(11)(y) with respect to a series of Subordinated Debt Securities issuable as Bearer Securities (a) after the preparation of definitive Subordinated Debt Securities of such series, the temporary Subordinated Debt Securities of such series shall be exchangeable for definitive Subordinated Debt Securities of such series upon surrender of the temporary Subordinated Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder and (b) upon surrender for cancellation of any one or more temporary Subordinated Debt Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Subordinated Debt Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that neither a beneficial interest in a definitive Global Security in bearer form nor a definitive Bearer Security shall be delivered in exchange for a temporary Subordinated Debt Security unless the Company or its agent shall have received a certificate substantially in the form set forth in Exhibit A hereto from the person entitled to receive such beneficial interest in a definitive Global Security or definitive Bearer Security; and provided further that delivery of a definitive Global Security in bearer form or a Bearer Security shall occur only outside the United States; and provided further that neither a beneficial interest in a definitive Global Security in bearer form nor a definitive Bearer Security will be issued if the Company has reason to know that such certificate is false. Until so exchanged, the temporary Subordinated Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Subordinated Debt Securities of such series except as otherwise specified as contemplated by Section 3.1 with respect to the payment of interest on Subordinated Debt Securities in temporary form.

             SECTION 3.5  Registration, Registration of Transfer and
Exchange.

             The Company shall cause to be kept a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Subordinated Debt Securities and transfers of Debt Securities as herein provided. Unless and until otherwise determined by the Company, the Trustee shall act as Security Registrar and the Security Register shall be kept at the office or agency of the Trustee in Chicago, Illinois. Such Security Register
<page 24>
shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Trustee.

             Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Trustee maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denomination or denominations and of like tenor and terms and aggregate principal amount.

             Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive form, a Global Security representing all or a portion of the Subordinated Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

             At the option of the Holder, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Registered Securities of like tenor and terms of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Bearer Securities may not be delivered by the Trustee in exchange for Registered Securities.

             At the option of the Holder, except as otherwise specified as contemplated by Section 3.1(11)(y) with respect to a Global Security issued in bearer form, Bearer Securities of any series may be exchanged for Registered Securities (if the Subordinated Debt Securities of such series are issuable as Registered Securities) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination) of like tenor and terms of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining; provided, however, that delivery of a Bearer Security shall occur only outside the United States. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or
<page 25>
agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be.

             Whenever any Subordinated Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Subordinated Debt Securities that the Holder making the exchange is entitled to receive.

             If at any time the Depositary for the Subordinated Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Subordinated Debt Securities of such series or if at any time the Depositary for the Subordinated Debt Securities of such series shall no longer be eligible under Section 3.3(d), the Company shall appoint a successor Depositary with respect to the Subordinated Debt Securities of such series. If a successor Depositary for the Subordinated Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.1(12) shall no longer be effective with respect to the Subordinated Debt Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Subordinated Debt Securities of such series, will authenticate and deliver, Subordinated Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

             The Company may at any time and in its sole discretion determine that the Subordinated Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Subordinated Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

             If specified by the Company pursuant to Section 3.1 with respect to a series of Subordinated Debt Securities, the Depositary for such series of Subordinated Debt Securities may surrender a Global Security for such series of Subordinated Debt Securities in exchange in whole or in part for Subordinated Debt Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

                                  (i)   to each Person specified by such
                           Depositary a new Subordinated Debt Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

                                  (ii)  to such Depositary a new Global
                           Security in a denomination equal to the
                           difference, if any, between the principal amount
<page 26>
                           of the surrendered Global Security and the aggregate principal amount of Subordinated Debt Securities delivered to Holders thereof.

             In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Subordinated Debt Securities (a) in definitive registered form in authorized denominations, if the Subordinated Debt Securities of such series are issuable as Registered Securities, (b) in definitive bearer form in authorized denominations, with coupons attached, if the Subordinated Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Subordinated Debt Securities of such series are issuable in either form; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A hereto; and provided further that delivery of a Bearer Security shall occur only outside the United States; and provided further that no definitive Bearer Security will be issued if the Company has reason to believe that such certificate is false.

             Upon the exchange of a Global Security for Subordinated Debt Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the Persons in whose names such Subordinated Debt Securities are so registered. The Trustee shall deliver Bearer Securities issued in exchange for a Global Security pursuant to this Section to the Persons, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the Person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A hereto; and provided further that delivery of a Bearer Security shall occur only outside the United States; and provided further that no definitive Bearer Security will be issued if the Company has reason to believe that such certificate is false.

             All Subordinated Debt Securities issued upon any registration of transfer or exchange of Subordinated Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Subordinated Debt Securities surrendered upon such registration of transfer or exchange.

             Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

             No service charge shall be made for any registration of transfer or exchange of Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other
<page 27>
governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Subordinated Debt Securities, other than exchanges pursuant to Sections 3.4, 9.6 or 11.7 not involving any transfer.

             The Company shall not be required (i) to issue, register the transfer of or exchange Subordinated Debt Securities of any particular series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Subordinated Debt Securities of such series selected for redemption under Section
11.3 and ending at the close of business on (A) the day of mailing the relevant notice of redemption, if Subordinated Debt Securities of the series are issuable only as Registered Securities, and (B) the day of the first publication of the relevant notice of redemption, if the Subordinated Debt Securities of the series are issuable as Bearer Securities, or the mailing of the relevant notice of redemption, if the Subordinated Debt Securities of the series are also issuable as Registered Securities and there is no publication, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series (if the Subordinated Debt Securities of such series are issuable as Registered Securities), or (iv) to register the transfer of or exchange any Subordinated Debt Security if the Holder thereof has expressed his right, if any, to require the Company to repurchase such Subordinated Debt Security, in whole or in part, except that portion of such Subordinated Debt Security not required to be repurchased, provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.

             Notwithstanding any other provision in this Indenture, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Subordinated Debt Securities in effect at the time of such exchange.

             SECTION 3.6  Mutilated, Destroyed, Lost and Stolen
Subordinated Debt Securities.

             If (i) any mutilated Subordinated Debt Security or a Bearer Security with a mutilated coupon appertaining to it is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Subordinated Debt Security or coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Subordinated Debt Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Subordinated Debt Security or Bearer Security with a mutilated coupon appertaining to it or to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen) or in lieu of any such destroyed, lost or stolen Subordinated Debt Security, a new Subordinated Debt Security of like tenor and terms and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.
<page 28>
             In case any such mutilated, destroyed, lost or stolen Subordinated Debt Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Subordinated Debt Security, pay such Subordinated Debt Security or coupon; provided, however, that payment of principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 10.2, be payable only at an office or agency located outside the United States; and provided further that, with respect to any such coupons, interest represented thereby shall be payable only upon presentation and surrender of the coupons appertaining thereto.

             Upon the issuance of any new Subordinated Debt Security or coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and printing costs) connected therewith.

             Every new Subordinated Debt Security of any series, with its coupons, if any, issued pursuant to this Section in exchange for any mutilated security or in lieu of any destroyed, lost or stolen Subordinated Debt Security, or in exchange for a Bearer Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Subordinated Debt Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Subordinated Debt Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Subordinated Debt Securities of that series and their coupons, if any, duly issued hereunder.

             The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Debt Securities or coupons.

             SECTION 3.7  Payment of Interest, Interests Rights
Preserved.

             Interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. At the option of the Company, payment of interest on any Registered Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company. In the event that payments shall be made by wire transfer, the Company shall arrange by 10:00 a.m. New York time on the Interest Payment Date for the wire transfer of money in immediately available funds to the Trustee or Paying Agent. The Trustee shall not
<page 29>
be responsible or held liable for any loss resulting from a failure of the federal funds wire system or any other occurrence beyond its control in connection with wire transfers made pursuant to this Section.

             Any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. Unless the Trustee is acting as the Security Registrar, promptly after such special Record Date, the Company shall furnish the Trustee with a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and principal amounts of Registered Securities of such series held by, the Holders appearing on the Security Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related
<page 30>
             proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provision of this Indenture.

                    (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

             Subject to the foregoing provisions of this Section, each Subordinated Debt Security delivered under this Indenture upon registration of, transfer of, in exchange for or in lieu of any other Subordinated Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Subordinated Debt Security.

             SECTION 3.8  Persons Deemed Owners.

             Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in a Global Security, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Security.

             SECTION 3.9  Cancellation.

             Unless otherwise provided with respect to a series of Subordinated Debt Securities, all Subordinated Debt Securities and coupons surrendered for payment, redemption, registration of transfer or
<page 31>
exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Subordinated Debt Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder for which the Company has not issued and sold, and all Subordinated Debt Securities so delivered shall be promptly cancelled by the Trustee. No Subordinated Debt Securities shall be authenticated in lieu of or in exchange for any Subordinated Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Subordinated Debt Securities and coupons held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Subordinated Debt Securities or coupons be returned to it.

             SECTION 3.10  Computation of Interest.

             Except as otherwise specified as contemplated by Section 3.1 for Subordinated Debt Securities of any series, interest on the Subordinated Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

             SECTION 3.11  Payment in Currencies.

             (a) Payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities of any series shall be made in the currency or currencies specified pursuant to Section 3.1;
provided that the Holder of a Registered Security of such series may elect to receive such payment in any one of (i) Dollars and (ii) any other currency designated for such purpose pursuant to Section 3.1. A Holder of a Registered Security may make such election by delivering to the Trustee a written notice thereof, substantially in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Trustee, not later than the close of business on the Regular or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be. Such election shall remain in effect with respect to such Holder until such Holder delivers to the Trustee a written notice substantially in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Trustee specifying a change in the currency in which such payment is to be made provided that any such notice must be delivered to the Trustee not later than the close of business on the Regular or Special Record Date immediately preceding the next Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, in order to be effective for the payment to be made thereon; and provided further that no such change in currency may be made with respect to payments to be made on any Registered Security with respect to which notice of redemption has been given by the Company pursuant to Article Eleven.

             (b)    Except as otherwise specified as contemplated by
Section 3.1, the Trustee shall deliver to the Company, not later than the eighth Business Day after the Regular or Special Record Date with respect to an Interest Payment Date or the tenth day immediately preceding the Maturity of an installment of principal, as the case may be, with respect to a series of Subordinated Debt Securities, a written notice specifying, in the currency or currencies in which the Subordinated Debt Securities of such series are denominated, the
<page 32>
aggregate amount of the principal of (and premium, if any) and interest on such Subordinated Debt Securities to be paid on such payment date.
If payments on any such Subordinated Debt Securities are designated to be made in a currency other than the currency in which such Subordinated Debt Securities are denominated or if at least one Holder of a Registered Security has made the election referred to in subsection (a) above with respect to such Subordinated Debt Securities, then the written notice referred to in the proceeding sentence shall also specify, in each currency in which payment with respect to such series of Subordinated Debt Securities is to be made pursuant to said subsection (a), the amount of principal of (and premium, if any) and interest on such series of Subordinated Debt Securities to be paid in such currency on such payment date.

             (c) The Company shall deliver, not later than the fourth Business Day following each Regular or Special Record Date or the tenth day immediately preceding the Maturity of an installment of principal, as the case may be, to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Except as otherwise specified as contemplated by Section 3.1, the amount receivable by Holders of Registered Securities who have elected payment in a currency other than the currency in which such Registered Securities are denominated as provided in subsection (a) above shall be determined by the Company on the basis of the applicable Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate.

             (d)           (i)    If the Foreign Currency in which
                    Subordinated Debt Securities of a series are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each date for the payment of principal of (and premium, if any) and interest on such Subordinated Debt Securities and any coupons appertaining thereto occurring after the final date on which the Foreign Currency was so used, all payments with respect to such Subordinated Debt Securities and any coupons appertaining thereto shall be made in Dollars, provided that payment to a Holder of a Registered Security of such series shall be made in a different Foreign Currency if that Holder has elected or elects payment in such Foreign Currency as provided for by subsection (a) above. If payment is to be made in Dollars to the Holders of any such Subordinated Debt Securities or coupons pursuant to the provisions of the preceding sentence, then the amount to be paid in Dollars on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, and shall be equal to the sum obtained by converting the specified Foreign Currency into Dollars at the Exchange Rate on the last Record Date on which such Foreign Currency was so used in either such capacity.

                           If a Holder of a Registered Security denominated
                    in a composite currency has elected payment in a
<page 33>
                    specified Foreign Currency as provided for by subsection (a) above and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall, subject to subsection (d)(ii) below, receive payment in such composite currency, provided that such payment to such Holder shall be made in a different Foreign Currency or in Dollars if that Holder has elected or elects payment in such Foreign Currency or in Dollars as provided for by subsection (a) above.

                           (ii) If the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or if any other composite currency in which a Subordinated Debt Security is denominated or payable ceases to be used for the purposes for which it was established, then with respect to each date for the payment of principal of (and premium, if any) and interest on Subordinated Debt Securities of a series denominated in ECU or such other composite currency, as the case may be, occurring after the last date on which the ECU or such other composite currency, as the case may be, was so used (the "Conversion Date"), all payments with respect to such Subordinated Debt Securities and any appurtenant coupons shall be made in Dollars, provided that payment to a Holder of a Registered Security of such series shall be made in a Foreign Currency if that Holder has elected or elects payment in such Foreign Currency as provided for by subsection (a) above.

                           If payment with respect to Subordinated Debt
                    Securities of a series denominated in ECU or any other composite currency is to be made in Dollars pursuant to the provisions of the preceding paragraph, then the amount to be paid in Dollars on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, and shall be equal to the sum of the amounts obtained by converting each Component of such composite currency into Dollars at the Exchange Rate for such Component on such Record Date or fifteenth day, as the case may be, multiplied by the number of ECU or units of such other composite currency, as the case may be, that would have been so paid had the ECU or such other composite currency, as the case may be, not ceased to be so used. If payment is to be made in a Foreign Currency to the Holders of Subordinated Debt Securities of such series pursuant to the preceding paragraph, then the amount to be paid in such Foreign Currency on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date with respect to such
<page 34>
                    Interest Payment Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, and shall be determined by (A) converting each Component of such composite currency into Dollars at the Exchange Rate for such Component on such Record Date or fifteenth day, as the case may be, and (B) converting the sum in Dollars so obtained into such Foreign Currency at the Exchange Rate for such Foreign Currency on such Record Date or fifteenth day, as the case may be.

             (e) All decisions and determinations of the Trustee regarding conversion of Foreign Currency into Dollars pursuant to subsection (d)(i) above or the conversion of ECU or any other composite currency into Dollars or Foreign Currency pursuant to subsection (d)(ii) above or the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Subordinated Debt Securities. If a Foreign Currency in which payment of Subordinated Debt Securities of a series may be made, pursuant to subsection (a) above, ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will give notice thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the Holders in the manner provided in Section 1.6) specifying the last date on which the Foreign Currency was used for the payment of principal of (and premium, if any) or interest on such Subordinated Debt Securities. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or any other composite currency in which a Subordinated Debt Security is denominated or payable ceases to be used for the purposes for which it was established, the Company, after learning thereof, will give notice thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the Holders in the manner provided in Section 1.6) specifying the Conversion Date with respect to such composite currency and the Components of such composite currency on such Conversion Date. In the event of any subsequent change in any Component, the Company, after learning thereof, will give notice to the Trustee similarly. The Trustee shall be fully justified and protected in relying and acting upon the information so received by it from the Company and shall not otherwise have any duty or obligation to determine such information independently.

             SECTION 3.12 Certification by a Person Entitled to Delivery of a Bearer Security.

             Whenever any provision of this Indenture or a Subordinated Debt Security contemplates that certification be given by a person entitled to delivery of a Bearer Security, such certification shall be provided substantially in the form of Exhibit A hereto, with only such changes as shall be approved by the Company.

             SECTION 3.13  Judgments.

             The Company may provide, pursuant to Section 3.1, for the Subordinated Debt Securities of any series that (a) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest on the Subordinated Debt Securities of such series and any appurtenant coupons in a Foreign Currency, composite currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 3.1 or elected pursuant to Section 3.11 is of the essence and agree that, to
<page 35>
the fullest extent possible under applicable law and except as otherwise provided by Section 3.11, judgments in respect of such Subordinated Debt Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Subordinated Debt Securities and any appurtenant coupons shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) on the Business Day immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

                                    ARTICLE 4

                           SATISFACTION AND DISCHARGE

             SECTION 4.1  Satisfaction and Discharge of Indentures.

             This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Subordinated Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest thereon and any right to receive additional amounts, as provided in Section 10.6) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                    (1) either

                           (A)    all Subordinated Debt Securities
                    theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 3.5, (ii) Subordinated Debt Securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6, (iii) coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 11.7, and (iv) Subordinated Debt Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
                    Section 10.3) have been delivered to the Trustee for cancellation; or

                           (B) all such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation

                                  (i)   have become due and payable, or
<page 36>
                                  (ii)  will become due and payable at their
                           Stated Maturity within one year, or

                                  (iii) are to be called for redemption
                           within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company,

                    and the Company, in the case of (i), (ii), or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose and amount sufficient to pay and discharge the entire indebtedness on such Subordinated Debt Securities and coupons not theretofore delivered to the Trustee for cancellation for principal (and premium, if any) and interest to the date of such deposit (in the case of Subordinated Debt Securities and coupons which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                    (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                    (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section
6.14 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

             SECTION 4.2  Application of Trust Money.

             Subject to the provisions of the last paragraphs of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Subordinated Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                    ARTICLE 5

                                    REMEDIES

             SECTION 5.1  Events of Default.

             "Event of Default" whenever used herein with respect to Subordinated Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body)
<page 37>
and such other events as may be established with respect to the Securities of that series as contemplated by Section 3.1 hereof:

             (a) default in the payment of any installment of interest upon any Subordinated Debt Security of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

             (b) default in the payment of the principal of and premium, if any, on any Subordinated Debt Security of that series as and when the same shall become due and payable at Maturity or by declaration or upon repayment; or

             (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of a Subordinated Debt Security of that series; or

             (d) failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or those set forth exclusively in the terms of any particular series of Subordinated Debt Securities established as contemplated in this Indenture) continued for a period of 60 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Subordinated Debt Securities at the time Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

             (e) any obligation for borrowed money of, or guaranteed by, the Company shall not be paid when due by reason of acceleration or otherwise, the grace period, if any, provided with respect thereto shall have elapsed or any security therefor shall have become enforceable, and the aggregate due but unpaid amount of all such obligations shall be in excess of $10,000,000, and such acceleration or failure to pay shall not be rescinded, annulled or cured or such right of enforcement shall not be terminated for a period of 30 days after there has been given, by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Subordinated Debt Securities at the time Outstanding, a written notice specifying such Event of Default and requiring the Company to cause such acceleration or failure to pay or accrual of such right of enforcement to be rescinded, annulled, cured or terminated and stating that such notice is a "Notice of Default" hereunder, provided, however, that if such acceleration and the event of default giving rise thereto or such failure to pay such obligations or the events giving rise to such right of enforcement shall be remedied or cured by the Company or waived or terminated by the holders of such obligations, in each case prior to acceleration of the Maturity of the Subordinated Debt Securities of such series, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured, waived or terminated without further action upon the part of either the Trustee or any of the Holders of the Subordinated Debt Securities of such series; and provided, further, that, subject to the provisions of Sections 6.1 and 6.2, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or
<page 38>
             (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or the Company shall take corporate action in furtherance of any such action; or

             (h) any other Event of Default provided with respect to the Subordinated Debt Securities of that series.

             SECTION 5.2  Acceleration of Maturity:  Rescission and
Annulment.

             If an Event of Default described in clauses (a), (b) or (c) of Section 5.1 or established pursuant to Section 3.1 with respect to Subordinated Debt Securities of any series at the time Outstanding occurs and is continuing, then and in every such case unless the principal of all the Subordinated Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in principal amount of Outstanding Subordinated Debt Securities of such series (voting as a single class) may declare the principal amount (or, if the Subordinated Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of and all accrued but unpaid interest on all the Subordinated Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. If an Event of Default described in clauses (d), (e), (f) or (g) of
Section 5.1 occurs and is continuing, then and in every such case, unless the principal of all the Subordinated Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in principal amount of all the then Outstanding Subordinated Debt Securities hereunder (treated as one class) may declare the principal amount (or, if any Subordinated Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of and all accrued but unpaid interest on all the then Outstanding Subordinated Debt Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable.

             At any time after such declaration of acceleration with respect to Subordinated Debt Securities of any series (or all the Subordinated Debt Securities, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding
<page 39>
Subordinated Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration with respect to any Event of Default described in clauses (a), (b), or (c) of
Section 5.1 or any other Event of Default established pursuant to
Section 3.1 with respect to the Subordinated Debt Securities of that series (or, in the case of an Event of Default described in clauses (d), (e), (f) or (g) of Section 5.1, the Holders of a majority in principal amount of all the Outstanding Subordinated Debt Securities may, by written notice to the Company and the Trustee, rescind and annul such declaration), and its consequences if

                    (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on the Subordinated Debt Securities of such series (or all Subordinated Debt Securities, as the case may be) and any related coupons,

                           (B) the principal of (and premium, if any, on) the Subordinated Debt Securities of such series (or all Subordinated Debt Securities, as the case may be) that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Subordinated Debt Securities,

                           (C)    to the extent that payment of such
                    interest is lawful, interest upon overdue installments of interest on each such Subordinated Debt Security and any related coupons at the rate or rates prescribed therefor in such Subordinated Debt
                    Securities,

                           (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                    (2)    all Events of Default with respect to
             Subordinated Debt Securities of such series (or all Subordinated Debt Securities, as the case may be), other than the non-payment of the principal of such Subordinated Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

             SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

             The Company covenants that if:

                    (1)    default is made in the payment of any
             installment of interest on any Subordinated Debt Security or any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or
<page 40>
                    (2) default is made in the payment of the principal of (or premium, if any, on) any Subordinated Debt Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Subordinated Debt Securities and coupons, the whole amount then due and payable on such Subordinated Debt Securities and coupons for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon any overdue principal (and premium, if any) and upon any overdue installments of interest, at the rate or rates prescribed therefor in such Subordinated Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

             If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Subordinated Debt Securities and coupons and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Subordinated Debt Securities and coupons, wherever situated.

             If an Event of Default with respect to Subordinated Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Subordinated Debt Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             SECTION 5.4  Trustee May File Proofs of Claim.

             In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws as now or hereafter constituted, relative to the Company or any other obligor upon the Subordinated Debt Securities of a particular series or any related coupons or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Subordinated Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                                  (i)   to file and prove a claim for the
                           whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Subordinated Debt Securities of such series and any appurtenant coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel)
<page 41>
                           and of the Holders allowed in such judicial proceeding, and

                                  (ii)  to collect and receive any moneys or
                           other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Debt Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

             SECTION 5.5 Trustee May Enforce Claims Without Possession of Subordinated Debt Securities or Coupons.

             All rights of action and claims under this Indenture or the Subordinated Debt Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Subordinated Debt Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Subordinated Debt Securities and coupons in respect of which such judgment has been recovered.

             SECTION 5.6  Application of Money Collected.

             Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Subordinated Debt Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST:  To the payment of all amounts due the Trustee
             under Section 6.7; and

                    SECOND:  To the payment of the amounts then due and
             unpaid for principal of (and premium, if any) and interest on the Subordinated Debt Securities and any coupons, in respect of which or for the benefit of which such money has been collected, and any coupons for principal (and premium, if any) and interest, respectively; provided, that if any one or more series of Subordinated Debt Securities provide by the terms thereof that such Subordinated Debt Securities
<page 42>
             (the "Junior Series of Subordinated Securities") shall be junior in right of payment to any other one or more series of Subordinated Debt Securities (the "Senior Series of Subordinated Debt Securities") under the circumstances of a distribution to be made pursuant to this Section 5.6, then all amounts due and unpaid for principal of (and premium, if any) and interest on such Junior Series of Subordinated Debt Securities shall be paid after all amounts due and unpaid for principal of (and premium, if any) and interest on such Senior Series of Subordinated Debt Securities have been paid. The Holders of any Subordinated Debt Securities denominated in ECU, any other composite currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Trustee by converting the principal amount Outstanding of such Subordinated Debt Securities and matured but unpaid interest on such Subordinated Debt Securities in the currency in which such Subordinated Debt Securities are denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of the Maturity of the Subordinated Debt Securities (or, if there is no such rate on such date for the reasons specified in Section 3.11(d)(i), such rate on the date specified in such Section).

             Any surplus then remaining shall be paid to the Company or to such other Person as shall be entitled to receive such surplus as specified by the Company.

             SECTION 5.7  Limitation on Suits.

             No Holder of any Subordinated Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Subordinated Debt Securities of such series;

                    (2) the Holders of not less than 25% in principal amount of the Outstanding Subordinated Debt Securities of such series, or, in the case of any Event of Default described in clauses (d), (e), (f) or (g) of Section 5.1, 25% in principal amount of all the Outstanding Subordinated Debt Securities, have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                    (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series
<page 43>
             or all the Outstanding Subordinated Debt Securities, as the case may be;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

             SECTION 5.8 Right of Holders to receive Principal, Premium and Interest.

             Notwithstanding any other provision in this Indenture, the right of any Holder of any Subordinated Debt Security or coupon to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Subordinated Debt Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Subordinated Debt Security or coupon (or, in the case of redemption, on the Redemption Date), or to institute suit for the enforcement of any such payment on or after such respective Stated Maturities or Redemption Date, shall not be impaired without the consent of such Holder.

             SECTION 5.9  Restoration of Rights and Remedies.

             If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

             SECTION 5.10  Rights and Remedies Cumulative.

             Except as otherwise provided with respect to the replacement or payment of mutilated, damaged or stolen Subordinated Debt Securities or coupons in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             SECTION 5.11  Delay or Omission Not Waiver.

             No delay or omission of the Trustee or of any Holder of any Subordinated Debt Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
<page 44>
             SECTION 5.12  Control by Holders of Subordinated Debt
Securities.

             The Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of any series (or all the Subordinated Debt Securities, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Subordinated Debt Securities of such series (or all the Subordinated Debt Securities, as the case may be), provided that

                    (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and

                    (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

             SECTION 5.13  Waiver of Past Defaults.

             The Holders of not less than a majority in principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all the Subordinated Debt Securities of any such series and any related coupons waive any past default hereunder with respect to such series described in clauses (a), (b) or (c) of
Section 5.1 or established pursuant to Section 3.1 with respect to the Subordinated Debt Securities of that series (or, the Holders of not less than a majority in principal amount of all the Outstanding Subordinated Debt Securities may on behalf of the Holders of all the Subordinated Debt Securities and any related coupons waive any past default hereunder described in clauses (d), (e), (f) or (g) or Section 5.1) and its consequences, except a default

                    (1) in the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Security of such series (or any Subordinated Debt Security, as the case may be), or

                    (2) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of such series (or each Outstanding Subordinated Debt Security, as the case may be) or coupon affected.

             Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

             SECTION 5.14  Undertaking for Costs.

             All parties to this Indenture agree, and each Holder of any Subordinated Debt Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that
<page 45>
such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Security or the payment of any coupon on or after the respective Stated Maturity or Maturities expressed in such Subordinated Debt Security or coupon (or, in the case of redemption, on or after the Redemption Date); provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

             SECTION 5.15  Waiver of Usury, Stay or Extension Laws.

             The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 6

                                   THE TRUSTEE

             SECTION 6.1  Certain Duties and Responsibilities.

             (a) With respect to Subordinated Debt Securities of any series, except during the continuance of an Event of Default with respect to the Subordinated Debt Securities of such series:

                    (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

             (b) In case an Event of Default with respect to Subordinated Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Subordinated Debt Securities of such series or any coupons, as the case may be, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person
<page 46>
would exercise or use under the circumstances in the conduct of his or her own affairs.

             (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                    (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Subordinated Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

             (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

             SECTION 6.2  Notice of Defaults.

             Within 90 days after the occurrence of any default hereunder with respect to Subordinated Debt Securities of any series the Trustee shall transmit by mail to all Holders of Subordinated Debt Securities of such series, entitled to receive reports pursuant to Trust Indenture Act
Section 313(c), notice of each default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Security of such series or any related coupons or in the payment of any sinking fund installment with respect to Subordinated Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Subordinated Debt Securities of such series; and provided further that in the case of any default of the character specified in
Section 5.1(d) with respect to Subordinated Debt Securities of such series no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Subordinated Debt Securities of such series.
<page 47>
             SECTION 6.3  Certain Rights of Trustee.

             Except as otherwise provided in Section 6.1:

             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

             (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

             (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

             (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Subordinated Debt
Securities of such series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

             (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation, into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

             SECTION 6.4 Not Responsible for Recitals or Issuance of Subordinated Debt Securities.

             The recitals contained herein and in the Subordinated Debt Securities, except the Trustee's certificates of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this
<page 48>
Indenture or of the Subordinated Debt Securities of any series or any coupons. The Trustee shall not be accountable for the use or application by the Company of any Subordinated Debt Securities or the proceeds thereof.

             SECTION 6.5  May Hold Subordinated Debt Securities or
Coupons.

             The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Subordinated Debt Securities and coupons, and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

             SECTION 6.6  Money Held in Trust.

             Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

             SECTION 6.7  Compensation and Reimbursement.

             The Company agrees

                    (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

             As security for the performance of the obligations of the Company under this Section the Trustee shall have a claim prior to the Subordinated Debt Securities and any coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Subordinated Debt Securities or any coupons.

             SECTION 6.8  Disqualification; Conflicting Interests.

             The Trustee shall comply with the terms of Section 310(b) of the TIA.
<page 49>
             SECTION 6.9  Corporate Trustee Required; Eligibility.

             There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $10,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as a Trustee hereunder.

             SECTION 6.10  Resignation and Removal; Appointment of
Successor.

             (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

             (b) The Trustee may resign at any time with respect to the Subordinated Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning
Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Debt Securities of such series.

             (c) The Trustee may be removed at any time with respect to the Subordinated Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series, delivered to the Trustee and to the Company.

             (d)    If at any time:

                    (1)    the Trustee shall fail to comply with Section
             6.8 with respect to the Subordinated Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Subordinated Debt Security of such series for at least six months, or

                    (2)    the Trustee shall cease to be eligible under
             Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                    (3) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or
<page 50>
                    (4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action.

then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Subordinated Debt Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Subordinated Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee for the Subordinated Debt Securities of such series and the appointment of a successor Trustee.

             (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Subordinated Debt Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Subordinated Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Subordinated Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Subordinated Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Subordinated Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Subordinated Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Subordinated Debt Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Subordinated Debt Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the debt Securities of such series.

             (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Subordinated Debt Securities of any series and each appointment of a successor Trustee with respect to the Subordinated Debt Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Subordinated Debt Securities of such series are issuable as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect
<page 51>
to the Subordinated Debt Securities of such series and the address of its Corporate Trust Office.

             SECTION 6.11 Acceptance of Appointment by Successor.

             (a) In the case of an appointment hereunder of a successor Trustee with respect to all Subordinated Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

             (b) In case of the appointment hereunder of a successor Trustee with respect to the Subordinated Debt Securities of one or more (but not all) series, the Company, the retiring Trustee upon payment of its charges and each successor Trustee with respect to the Subordinated Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Subordinated Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Subordinated Debt Securities of that or those series to which the appointment of such successor Trustee relates.

             (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
<page 52>
             (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

             SECTION 6.12  Merger, Conversion, Consolidation or
Succession to Business.

             Any corporation in to which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Subordinated Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Subordinated Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Subordinated Debt Securities. In case any Subordinated Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Subordinated Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect that this Indenture provides for the certificate of authentication of the Trustee.

             SECTION 6.13  Preferential Collection of Claims Against
Company.

             The preferential collection of claims against the Company are governed by TIA Section 311.

             SECTION 6.14  Appointment of Authenticating Agent.

             Upon a Company Request, the Trustee shall appoint an authenticating agent with respect to a series of Subordinated Debt Securities (the "Authenticating Agent"), for such period as the Company shall elect, to act as the Trustee's agent on its behalf and subject to its direction in connection with the authentication and delivery of Subordinated Debt Securities of such series. Subordinated Debt Securities of such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Subordinated Debt Securities of any series by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by the Authenticating Agent for such series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times meet the eligibility requirements for the Trustee set forth in Section 6.9.

             Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Subordinated Debt Securities for which it served as Authenticating Agent without the execution or filing of any
<page 53>
paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign with respect to one or more series of Subordinated Debt Securities by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of such termination to such Authenticating Agent and to the Company.

             Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more series of Subordinated Debt Securities, the Trustee shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Subordinated Debt Securities of such series in the manner and to the extent provided in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Trustee agrees to pay each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of
Section 6.7. The Authenticating Agent for the Subordinated Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

             SECTION 6.15  Administrative Expense Claim in Bankruptcy.

             The Company's payment obligations pursuant to this Section
6.15 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in
Section 5.1(f) or (g), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                                    ARTICLE 7

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

             SECTION 7.1 Company to Furnish Trustee names and Addresses of Holders.

             The Company will furnish or cause to be furnished to the Trustee with respect to Subordinated Debt Securities of each series for which it acts as Trustee:

             (a) at least semi-annually, not more than 15 days after the Regular Record Dates in respect of the Subordinated Debt Securities of such series or on June 30 and December 31 of each year with respect to each series of Subordinated Debt Securities for which there are no Regular Record Dates, (i) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record Date or ________ 15 or __________ 15, as the case may be, and (ii) all other information in the possession or control of the Company or any Paying Agent as to the names and addresses of the Holders of Subordinated Debt Securities, and

             (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
<page 54>
provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

             SECTION 7.2  Preservation of Information; Communications to
Holders.

             (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Securities contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished. The Trustee shall preserve for at least two years the names and addresses of Holders of Bearer Securities filed with the Trustee pursuant to TIA Section 313(c).

             (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Subordinated Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Subordinated Debt Securities of a particular series (in which case the applicants must hold Subordinated Debt Securities of such series) or with all Holders of Subordinated Debt Securities with respect to their rights under this Indenture or under the Subordinated Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                                  (i)   afford such applicants access to the
                           information preserved at the time by the Trustee in accordance with Section 7.2(a), or

                                  (ii)  inform such applicants as to the
                           approximate number of Holders of Subordinated Debt Securities of such series or of all Subordinated Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

             If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with
Section 7.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the
<page 55>
written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

             (c) Every Holder of Subordinated Debt Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

             SECTION 7.3  Reports by Trustee.

             (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

             (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Subordinated Debt Securities of such series are listed, with the Commission and also with the Company. The Company will notify the Trustee when any series of Subordinated Debt Securities are listed on any stock exchange.

             SECTION 7.4  Reports by Company.

The Company will:

                    (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                    (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture
<page 56>
             as may be required from time to time by such rules and regulations; and

                    (3) transmit by mail to all Holders of Subordinated Debt Securities, in the manner and to the extent provided in TIA Section 313(c) with respect to reports pursuant to
             Section 7.3(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                    ARTICLE 8

                 CONSOLIDATION, MERGER, CONVEYANCE SALE OR LEASE

             SECTION 8.1  Company May Consolidate, etc., Only on Certain
Terms.

             The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                    (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Subordinated Debt Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                    (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                    (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all
<page 57>
             conditions precedent herein provided for relating to such transaction have been complied with.

             SECTION 8.2  Successor Substituted.

      Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect and if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Subordinated Debt Securities.

                                    ARTICLE 9

                             SUPPLEMENTAL INDENTURES

             SECTION 9.1  Supplemental Indentures Without Consent of
Holders.

      Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                    (1) to evidence the succession of another Person to the Company, and the assumption by such successor of the covenants of the Company herein and in the Subordinated Debt Securities contained; or

                    (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Subordinated Debt Securities or coupons (and, if such covenants are to be for the benefit of less than all series of Subordinated Debt Securities or coupons, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

                    (3) to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Subordinated Debt Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

                    (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any, on) Registered Securities to be exchanged for Bearer Securities, provided that any such action shall not adversely affect the interests of the Holders of Subordinated Debt Securities of any series or any related coupons in any material respect; or

                    (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more
<page 58>
             series of Subordinated Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Subordinated Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
             (B) modify the rights of the Holders of any such Subordinated Debt Security with respect to such provision or, (ii) shall become effective only when there is no such Subordinated Debt Security Outstanding; or

                    (6) to establish the form or terms of Subordinated Debt Securities of any series as permitted by Sections 2.1 and 3.1; or

                    (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Subordinated Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11 (b); or

                    (8) to secure the Subordinated Debt Securities pursuant to the requirements of Section 8.1 or otherwise; or

                    (9) to evidence any changes to Sections 6.8, 6.9 or Article Sixteen as permitted by the terms thereof; or

                    (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provision of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Subordinated Debt Securities of any series or any related coupons; or

                    (11) to effect any change to qualify this Indenture under the Trust Indenture Act.

             SECTION 9.2  Supplemental Indentures with Consent of
Holders.

      With the consent of the Holders of not less than a majority in principal amount of the Outstanding Subordinated Debt Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Subordinated Debt Securities and any related coupons; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Subordinated Debt Security or coupon affected thereby:

                    (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Subordinated Debt Security, or reduce the principal amount thereof or the interest thereon or the method of computation
<page 59>
             of the rate of interest thereon or any premium payable upon redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 10.6, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or change the coin or currency in which, any Subordinated Debt Security or the interest thereon or the method of computation of the rate of interest thereon or any coupon is payable, change any right of redemption, purchase or repayment by the Company at the option of the Holders, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof
             (or, in the case of redemption, on or after the Redemption
             Date), or

                    (2) reduce the percentage in principal amount of the Outstanding Subordinated Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 14.4 for quorum or voting, or

                    (3)    modify any of the provisions of this Section,
             Section 5.13 or Section 10.9, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Subordinated Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "The Trustee" and concomitant changes in this Section and Section 10.9, or the deletion of this proviso in accordance with Sections 6.11 and 9.1(7).

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Subordinated Debt Securities, or that modifies the rights of the Holders of Subordinated Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Subordinated Debt Securities of any other series.

             SECTION 9.3  Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is the legal, valid and
<page 60>
binding obligation of the Company, enforceable in accordance with its terms, and, in connection with a supplemental indenture executed pursuant to Section 9.1, no consent of the Holders is required in connection therewith, and, in connection with a supplemental indenture executed pursuant to Section 9.2, that the requisite consents of the Holders have been validly obtained in accordance with Section 9.2 hereof. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             SECTION 9.4  Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Subordinated Debt Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

             SECTION 9.5  Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

             SECTION 9.6 Reference in Subordinated Debt Securities to Supplemental Indentures.

      Subordinated Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Subordinated Debt Securities of any series and any appurtenant coupons so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Subordinated Debt Securities of such series and any appurtenant coupons.

                                   ARTICLE 10

                                    COVENANTS

             SECTION 10.1  Payment of Principal, Premium and Interest.

      The Company covenants and agrees for the benefit of each series of Subordinated Debt Securities and any appurtenant coupons that it will duly and punctually pay the principal of (and premium, if any) and interest on the Subordinated Debt Securities and any appurtenant coupons in accordance with the terms of the Subordinated Debt Securities, any appurtenant coupons and this Indenture. Any interest due on Bearer Securities on or before Maturity, other than additional amounts, if any, payable as provided in Section 10.6 in respect of principal of (or premium, if any, on) such a Subordinated Debt Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

             SECTION 10.2  Maintenance of Office or Agency.

      The Company will maintain in each Place of Payment for any series of Subordinated Debt Securities an office or agency where Subordinated Debt Securities of such series (but, except as otherwise provided below,
<page 61>
unless such Place of Payment is located outside the United States, not Bearer Securities) may be presented or surrendered for payment, where Subordinated Debt Securities of such series (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities) may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Subordinated Debt Securities of such series and this Indenture may be served. If Subordinated Debt Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series that is located outside the United States where Subordinated Debt Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Subordinated Debt Securities of such series pursuant to Section 10.6); provided, however, that if the Subordinated Debt Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, so long as the Subordinated Debt Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 10.6) at the place specified for the purpose pursuant to
Section 3.1 or, if no such place is specified, at the main office of the Trustee in London, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

      No payment of principal of or premium or interest (including additional amounts payable in respect thereof) on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of and any premium and interest (including additional amounts payable in respect thereof) on any Bearer Security may be made in Dollars at the Corporate Trust Office of the Trustee in Chicago, Illinois if (but only if) payment of the full amount of such principal, premium, interest or additional amounts at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

      The Company may also from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Subordinated Debt Securities of one or more series and any appurtenant coupons (subject to the preceding paragraph) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for any series of Subordinated Debt Securities, for such purposes. The Company will
<page 62>
give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

             SECTION 10.3  Money for Subordinated Debt Securities
Payments to Be Held in Trust.

      If the Company shall at any time act as its own Paying Agent with respect to any series of Subordinated Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Subordinated Debt Securities of such series and any appurtenant coupons, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents with respect to any series of Subordinated Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Subordinated Debt Securities of such series and any appurtenant coupons, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company will cause each Paying Agent with respect to any series of Subordinated Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of its Section, that such Paying Agent will

                    (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Subordinated Debt Securities of such series and any appurtenant coupons in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                    (2) give the Trustee notice of any default by the Company (or any other obligor upon the Subordinated Debt Securities of such series or any appurtenant coupons) in the making of any payment of principal of (and premium, if any) or interest on the Subordinated Debt Securities of such series or any appurtenant coupons; and

                    (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
<page 63>
      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Subordinated Debt Security of any series or any appurtenant coupons and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Subordinated Debt Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, and each Place of Payment or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

             SECTION 10.4  Existence.

      Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

             SECTION 10.5  Appointments to Fill Vacancies in Trustee's
Office.

      The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

             SECTION 10.6  Payment of Additional Amounts.

      If the Subordinated Debt Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Subordinated Debt Security of any series or any coupon appertaining thereto additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Subordinated Debt Security of any series or any related coupon or the net proceeds received on the sale or exchange of any Subordinated Debt Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in terms of such Subordinated Debt Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

      If the Subordinated Debt Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Subordinated Debt Securities (or if the Subordinated Debt Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest if
<page 64>
there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer's Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) or interest on the Subordinated Debt Securities of that series shall be made to Holders of Subordinated Debt Securities of that series or the related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Subordinated Debt Securities of that series. If any such withholding shall be required, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Subordinated Debt Securities or coupons and the Company will pay to the Trustee or such Paying Agent prior to the payment of interest or principal the additional amounts, if any, required by the terms of such Subordinated Debt Securities and the first paragraph of this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section 10.6.

             SECTION 10.7 Purchase of Subordinated Debt Securities by Company or Subsidiary.

      If and so long as the Subordinated Debt Securities of a series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not, and will not permit any of its Subsidiaries to, purchase any Subordinated Debt Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Subordinated Debt Securities of that series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

             SECTION 10.8  Officer's Certificate as to Default.

      The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge. For the purpose of this Section 10.8, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

             SECTION 10.9  Waiver of Certain Covenants.

      The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 10.7 with respect to the Subordinated Debt Securities of any series if, before the time for such compliance, the Holders of at least a majority in principal amount of the Subordinated Debt Securities of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waiver compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the
<page 65>
Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE 11

                   REDEMPTION OF SUBORDINATED DEBT SECURITIES

             SECTION 11.1  Applicability of Article.

      Subordinated Debt Securities of any series, or any Tranche thereof, that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Subordinated Debt Securities of any series or Tranche) in accordance with this Article.

             SECTION 11.2  Election to Redeem; Notice to Trustee.

      The election of the Company to redeem any Subordinated Debt Securities shall be pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Subordinated Debt Securities of any series or Tranche, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, the series or the Tranche of the Subordinated Debt Securities to be redeemed and of the principal amount of Subordinated Debt Securities of any series or such Tranche to be redeemed. In the case of any redemption of Subordinated Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Subordinated Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction.

             SECTION 11.3 Selection by Trustee of Subordinated Debt Securities to Be Redeemed.

      Except as otherwise specified as contemplated by Section 3.1 for Subordinated Debt Securities of any series, if less than all the Subordinated Debt Securities of any series, or any Tranche thereof, are to be redeemed, the particular Subordinated Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Subordinated Debt Securities of such series, or any Tranche thereof, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Subordinated Debt Securities of such series or any integral multiple thereof that is also an authorized denomination) of the principal amount of Registered Securities or Bearer Securities (if issued in more than one authorized denomination) of such series, or any Tranche thereof, of a denomination larger than the minimum authorized denomination for Subordinated Debt Securities of such series.

      The Trustee shall promptly notify the Company in writing of the Subordinated Debt Securities selected for redemption and, in the case of any Subordinated Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Debt Securities shall relate, in the case of any Subordinated Debt Security redeemed or to be redeemed only in part, to the portion of the principal
<page 66>
amount of such Subordinated Debt Security that has been or is to be redeemed.

             SECTION 11.4  Notice of Redemption.

      Notice of redemption shall be given in the manner provided in
Section 1.6 not less than 30 or more than 60 days prior to the Redemption Date, to each Holder of Subordinated Debt Securities to be redeemed.

      All notices of redemption shall state:

                    (1)    the Redemption Date,

                    (2)    the Redemption Price,

                    (3) if less than all Outstanding Subordinated Debt Securities of any series, or any Tranche thereof, are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular
             Subordinated Debt Securities to be redeemed,

                    (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Subordinated Debt Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

                    (5) the Place or Places of Payment where such Subordinated Debt Securities, together in the case of Bearer Securities with all coupons, if any, appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

                    (6) that the redemption is for a sinking fund, if such is the case, and

                    (7)    the CUSIP number, if any.

      Notice of redemption of Subordinated Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

             SECTION 11.5  Deposit of Redemption Price.

      On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Subordinated Debt Securities or portions thereof that are to be redeemed on that date.

             SECTION 11.6  Subordinated Debt Securities Payable on
Redemption Date.

      Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Subordinated Debt Securities shall cease to bear interest and the coupons for such
<page 67>
interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 10.2), and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such on the relevant Record Dates according to their terms and the provisions of Section 3.7.

      If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 10.2.

      If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Subordinated Debt Security.

             SECTION 11.7  Subordinated Debt Security Redeemed in Part.

      Any Registered Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Subordinated Debt Security without service charge, a new Registered Security or Registered Securities of the same series, or Tranche thereof, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Subordinated Debt Security so surrendered, and any Bearer Security that is to be redeemed only in part shall be surrendered at an office or agency of the Company located outside the United States, except as otherwise provided in Section 10.2, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Subordinated Debt Security outside the United States without service charge, a new Bearer Security or Bearer Securities of the same series, or Tranche thereof, (or a new Registered Security or Registered Securities of the same series, or Tranche thereof, if the Subordinated Debt Securities of such series are issuable as Registered Securities), of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange
<page 68>
for the unredeemed portion of the principal of the Subordinated Debt Security so surrendered; except in either case that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

                                   ARTICLE 12

                                  SINKING FUNDS

             SECTION 12.1  Applicability of Article.

      The provisions of this Article shall be applicable to any sinking fund for the retirement of Subordinated Debt Securities of a series except as otherwise specified as contemplated by Section 3.1 for Subordinated Debt Securities of such series.

      The minimum amount of any sinking fund payment provided for by the terms of Subordinated Debt Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Subordinated Debt Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Subordinated Debt Securities of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Subordinated Debt Securities of any series as provided for by the terms of Subordinated Debt Securities of such series.

             SECTION 12.2 Satisfaction of Sinking Fund Payments with Subordinated Debt Securities.

      The Company (1) may deliver Outstanding Subordinated Debt Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit Subordinated Debt Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Subordinated Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Subordinated Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Subordinated Debt Securities of such series required to be made pursuant to the terms of such Subordinated Debt Securities as provided for by the terms of such series, provided that such Subordinated Debt Securities have not been previously so credited. Such Subordinated Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Subordinated Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

             SECTION 12.3 Redemption of Subordinated Debt Securities for Sinking Fund.

      Not less than 60 days prior to each sinking fund payment date for any series of Subordinated Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officer's Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by
<page 69>
payment of cash, the portion thereof, if any, that is to be satisfied by crediting Subordinated Debt Securities of that series pursuant to
Section 12.2 and the basis for any such credit and, prior to or concurrently with the delivery of such Officer's Certificate, will also deliver to the Trustee any Subordinated Debt Securities to be so credited and not theretofore delivered to the Trustee. Not less than 30 days (unless a shorted period shall be satisfactory to the Trustee) before each such sinking fund payment date the Trustee shall select the Subordinated Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Subordinated Debt Securities shall be made upon the terms and in the manner stated in Sections 11.5,
11.6 and 11.7.

                                   ARTICLE 13

                                   DEFEASANCE

             SECTION 13.1 Discharge and Defeasance of Subordinated Debt Securities of any Series.

      If this Section 13.1 is specified, as contemplated by Section 3.1, to be applicable to the Subordinated Debt Securities of any series, then, notwithstanding the provisions of Section 4.1, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Subordinated Debt Securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such Outstanding Subordinated Debt Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall upon Company Request, execute proper instruments acknowledging the same), except as to:

             (a) the rights of Holders of Subordinated Debt Securities of such series to receive, solely from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Subordinated Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Subordinated Debt Securities; and

             (b) the rights, powers, trusts, duties and immunities of the Trustee hereunder with respect to such series, including those set forth in Section 6.7; and

             (c) either (1) if this Section 13.1 (c) (1) is specified, as contemplated by Section 3.1, to be applicable to the Subordinated
Debt Securities of any series, the Company's obligations with respect to the Subordinated Debt Securities of such series under Section 3.4, 3.5, 3.6, 10.2 and 10.3; or, alternatively, (2) if this Section 13.1(c) (2) is specified as contemplated by Section 3.1, to be applicable to the Subordinated Debt Securities of any series, the Company's obligations with respect to such Subordinated Debt Securities under Sections 3.4, 3.5, 3.6, 10.1, 10.2 and 10.3;

      provided that the following conditions shall have been satisfied:
<page 70>
             (d) the Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements of Section 6.9 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Subordinated Debt Securities of that series, with reference to this Section 13.1, (i) money in an amount, or
(ii) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one Business Day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (d) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on the Outstanding Subordinated Debt Securities of such series on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund payments or analogous payments applicable to the Subordinated Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Subordinated Debt Securities;

             (e) such deposit shall not cause the Trustee with respect to the Subordinated Debt Securities of such series to have a conflicting interest as defined in Section 6.8 or for purposes of the Trust
Indenture Act with respect to the Subordinated Debt Securities of any series;

             (f) such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (g) if this Section 13.1(g) is specified, as contemplated by Section 3.1, to be applicable to the Subordinated Debt Securities of any series, such provision would not cause any Outstanding Subordinated Debt Securities of such series then listed on the New York Stock
Exchange or other nationally-recognized securities exchange to be de-listed as a result thereof;

             (h) no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Subordinated Debt Securities of that series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date;

             (i) such deposit shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder;

             (j) if this Section 13.1(j) is specified, as contemplated by Section 3.1, to be applicable to the Subordinated Debt Securities of any series, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, based upon applicable United States Federal income tax law or a ruling published by the United States Internal Revenue Service (which opinion, for the purposes contemplated by Section 13.1(c)(1), must be based on a change in applicable United States
Federal income tax law after the date of this Indenture or a ruling published by the United States Internal Revenue Service after the date
<page 71>
of this Indenture), the Holders of the Subordinated Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

             (k) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance and discharge contemplated by this Section have been complied with.

      "Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case under Clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligations evidenced by such depository receipt.

             SECTION 13.2  Repayment to Company.

      The Trustee and any Paying Agent shall promptly pay to the Company upon Company Request any money or Government Obligations which, in the opinion of a nationally recognized firm of independent accounts expressed in a written certification thereof delivered to the Trustee, are not required for the payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities of any series and any related coupons for which money or Government Obligations have been deposited pursuant to Section 13.1 held by them at any time.

      The Trustee and any Paying Agent shall pay to the Company upon Company Request any money held by them for the payment of principal (and premium, if any) and interest that remains unclaimed for two years after the Maturity of the Subordinated Debt Securities for which a deposit has been made pursuant to Section 13.1. After such payment to the Company, the Holders of the Subordinated Debt Securities of such series and any related coupons shall thereafter, as unsecured general creditors, look only to the Company for the payment thereof.

             SECTION 13.3  Indemnity for Government Obligations.

      The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received or accrued on such Government Obligations.

             SECTION 13.4  Application of Trust Money.

      Subject to the provisions of Section 13.2, all money and Government Obligations deposited with the Trustee pursuant to Section
13.1 and all money received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Subordinated Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and Government Obligations have been deposited with the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 13.1.

             SECTION 13.5  Reinstatement.

      If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 13.4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Subordinated Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.4 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.4; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Subordinated Debt Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Subordinated Debt Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 14

               MEETING OF HOLDERS OF SUBORDINATED DEBT SECURITIES

             SECTION 14.1  Purposes for Which Meetings May Be Called.

      A meeting of Holders of Subordinated Debt Securities of any or all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Subordinated Debt Securities of such series.

             SECTION 14.2  Call, Notice and Place of Meetings.

             (a) The Trustee may at any time call a meeting of Holders of Subordinated Debt Securities of any or all series for any purpose specified in Section 14.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Subordinated Debt Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 or more than 180 days prior to the date fixed for the meeting.

             (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Subordinated Debt Securities of any series shall have requested the Trustee to call a meeting of the Holders of Subordinated
<page 73>
Debt Securities of such series for any purpose specified in Section 14.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Subordinated Debt Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

             SECTION 14.3  Persons Entitled to Vote at Meetings.

      To be entitled to vote at any meeting of Holders of Subordinated Debt Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Subordinated Debt Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Subordinated Debt Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Subordinated Debt Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

             SECTION 14.4  Quorum; Action.

      The Persons entitled to vote not less than a majority in principal amount of the Outstanding Subordinated Debt Securities of a series shall constitute a quorum for a meeting of Holders of Subordinated Debt Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Subordinated Debt Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Subordinated Debt Securities of such series that shall constitute a quorum.

      Any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Subordinated Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Subordinated Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in
<page 74>
principal amount of the Outstanding Subordinated Debt Securities of that series.

      To the extent consistent with the terms of this Indenture, any resolution passed or decision taken at any meeting of Holders of Subordinated Debt Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Subordinated Debt Securities of such series and the related coupons, whether or not present or represented at the meeting.

             SECTION 14.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

             (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Subordinated Debt Securities of such series in regard to proof of the holding of Subordinated Debt Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Subordinated Debt Securities shall be proved in the manner specified in
Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or, in the case of Bearer Securities, by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section
1.4 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

             (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Subordinated Debt Securities as provided in Section 14.2(b), in which case the Company or the Holders of Subordinated Debt Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Subordinated Debt Securities of such series represented at the meeting.

             (c) At any meeting each Holder of a Subordinated Debt Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or the equivalent in ECU, any other composite currency or a Foreign Currency (as determined by the Company in good faith) as of the date of original issuance of such Subordinated Debt Security) of Subordinated Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Subordinated Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Subordinated Debt Security of such series or proxy.

             (d) Any meeting of the Holders of Subordinated Debt Securities of any series duly called pursuant to Section 14.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Subordinated
<page 75>
Debt Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

             SECTION 14.6  Counting Votes and Recording Action of
Meetings.

      The vote upon any resolution submitted to any meeting of Holders of Subordinated Debt Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Subordinated Debt Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Subordinated Debt Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Subordinated Debt Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section
14.2 and, if applicable, Section 14.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 15

                         REPAYMENT AT OPTION OF HOLDERS

             SECTION 15.1  Applicability of Article.

      Repayment of Subordinated Debt Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Subordinated Debt Securities and (except as otherwise specified as contemplated by Section 3.1 for Subordinated Debt Securities of any series) in accordance with this Article.

             SECTION 15.2  Repayment of Subordinated Debt Securities.

      Subordinated Debt Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Subordinated Debt Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Subordinated Debt Securities. The Company covenants that on or before the Repayment Date the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Subordinated Debt Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Subordinated Debt Securities or portions thereof, as the case may be, to be repaid on such date provided, however, that the Repayment Price of and accrued interest on Bearer Securities shall be deposited only at an
<page 76>
office or agency located outside the United States (except as otherwise provided in Section 10.2).

      If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Bearer Security may be paid after deducting from the Repayment Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repayment Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

             SECTION 15.3  Exercise of Option.

      Subordinated Debt Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Subordinated Debt Securities. To be repaid at the option of the Holder, any Subordinated Debt Security so providing for such repayment, with the "Option of Elect Repayment" form on the reverse of such Subordinated Debt Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such Subordinated Debt Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Subordinated Debt Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date; provided, however, that Bearer Securities shall be surrendered, and notice of the exercise of such option shall be delivered, only at an office or agency located outside the United States (except as otherwise provided in Section 10.2). If less than the entire principal amount of such Subordinated Debt Security is to be repaid in accordance with the terms of such Subordinated Debt Security, the principal amount of such Subordinated Debt Security to be repaid, in increments of $1,000 unless otherwise specified in the terms of such Subordinated Debt Security, and the denomination or denominations of the Subordinated Debt Security or Subordinated Debt Securities to be issued to the Holder for the portion of the principal amount of such Subordinated Debt Security surrendered that is not to be repaid must be specified. The principal amount of any Subordinated Debt Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Subordinated Debt Security would be less than the minimum authorized denomination of Subordinated Debt Securities of the series of which such Subordinated Debt Security to be repaid is a part. Except as otherwise may be provided by the terms of any Subordinated Debt Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

             SECTION 15.4 When Subordinated Debt Securities Presented for Repayment Become Due and Payable.

      If Subordinated Debt Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Subordinated Debt Securities, such Subordinated Debt Securities or
<page 77>
the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Subordinated Debt Securities on such Repayment Date) interest on such Subordinated Debt Securities or the portions thereof, as the case may be, shall cease to accrue.

             SECTION 15.5  Subordinated Debt Securities Repaid in Part.

      Upon surrender of any Subordinated Debt Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Subordinated Debt Security, without service charge and at the expense of the Company, a new Subordinated Debt Security or Subordinated Debt Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Subordinated Debt Security so surrendered which is not to be repaid.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Subordinated Debt Securities shall relate, in the case of any Subordinated Debt Securities, repaid or to be repaid only in part, to the portion of the principal of such Subordinated Debt Security which has been or is to be repaid.

                                   ARTICLE 16

                  SUBORDINATION OF SUBORDINATED DEBT SECURITIES

             Unless otherwise indicated in or pursuant to a Board Resolution, and, subject to Section 3.1, set forth or determined in the manner provided in an Officers' Certificate or established in one or more indentures supplemental hereto, each series of Debt Securities shall be subject to the subordination provisions of this Article Sixteen.

             SECTION 16.1  Agreement of Subordination.

             The Company covenants and agrees, and each Holder of Subordinated Debt Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Subordinated Debt Securities shall be issued subject to the provisions of this Article; and each Holder of a Subordinated Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

             The payment of the principal of, premium, if any, and interest on all Subordinated Debt Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

             No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

             SECTION 16.2  Limitations on Payments to Holders of
Subordinated Debt Securities.

             In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on
<page 78>
any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Subordinated Debt Securities.

             In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraphs of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

             SECTION 16.3  Payments in Bankruptcy.

             Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Subordinated Debt Securities; and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinated Debt Securities or the Trustee would be entitled, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Subordinated Debt Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of Subordinated Debt Securities or to the Trustee.

             In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the
<page 79>
benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

             For purposes of this Article, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article with respect to the Subordinated Debt Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Nine hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 16.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Nine hereof. Nothing in Section 16.2 or in this Section 16.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

             SECTION 16.4  Subrogation of Subordinated Debt Securities.

             Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Subordinated Debt Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Senior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Debt Securities or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article, to or for the benefit of the holders of Senior Indebtedness by holders of the Subordinated Debt Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Subordinated Debt Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Debt Securities, on the one hand, and the holders of the Senior Indebtedness on the other hand.

             Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Subordinated Debt
<page 80>
Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Subordinated Debt Securities the principal of (and premium, if any) and interest on the Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Debt Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Subordinated Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

             Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provision of
Section 6.1, and the holders of the Subordinated Debt Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Debt Securities, for the purposes of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

             SECTION 16.5 Authorization By Holders of Subordinated Debt Securities.

             Each Holder of a Subordinated Debt Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

             SECTION 16.6  Notice to Trustee.

             The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debt Securities pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debt Securities pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 16.6 at least two business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to
<page 81>
apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two business days prior to such date.

             The Trustee, subject to the provisions of Section 6.1, shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

             SECTION 16.7  Trustee's Relation to Senior Indebtedness.

             The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior
Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

             With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 6.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Subordinated Debt Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

             SECTION 16.8  Acts of Holders of Senior Indebtedness.

             No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

             Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Subordinated Debt Securities, without incurring responsibility to the holders of the Subordinated Debt Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Subordinated Debt Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment
<page 82>
or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

                                   * * * * * *

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
<page 83>

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  SOUTHERN CALIFORNIA EDISON COMPANY


                                  By ________________________________
CORPORATE SEAL



Attest:


_____________________________




                                  The First National Bank of Chicago



                                  By ________________________________
                                     Name:
                                     Title:


CORPORATE SEAL


Attest:


____________________________
Name:
Title:

<page 84>

STATE OF CALIFORNIA               }
                                  }  SS.
COUNTY OF LOS ANGELES      }

      On ____________, 1995, before me, ___________________, a Notary
Public, personally appeared _____________ and __________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

      WITNESS my hand and official seal.




                           _____________________________________________
                                  Notary Public, State of California

(Seal)

My Commission expires on ________, ____
<page 85>

STATE OF ILLINOIS   }
                           }  SS.
COUNTY OF COOK      }

      On ____________, 1995, before me personally appeared _________ and __________ of The First National Bank of Chicago, respectively, known to me to be the persons who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

      WITNESS my hand and official seal.




                           _____________________________________________
                           Notary Public, Cook County, State of Illinois

(Seal)

My Commission expires on _________________
<page 86>

                                                                Exhibit A

                       Form of Certificate to be Given by
                  [Person Entitled to Receive Bearer Security]

                                   Certificate

     [Insert title or sufficient description of Subordinated Debt Securities to be delivered]

             This is to certify that the above-captioned Subordinated Debt Securities, held by you for our account (i) are owned by Person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Subordinated Debt Securities through foreign branches of United States financial institutions and who hold the Subordinated Debt Securities through such branches of United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees on its own behalf or through its agent, that it will provide a proper certificate to the Company stating that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if we are a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), we certify that we have not acquired the Subordinated Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

             As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam,
American Samoa, Wake Island and Northern Mariana Islands.

             We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of above-captioned Subordinated Debt Securities in bearer form as to all of such Securities.

             We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.


Dated: ___________________, 1995.

                                  (Name of Person Entitled to Receive Bearer
                                  Security)


                                  _____________________________________
                                  Name:
                                  Title:

                                                               Exhibit B

                     Form of Election to receive payments in
                     [Dollars or other applicable currency]
                           or to rescind such election

             The undersigned, registered owner of certificate number R- , representing [name of series of Subordinated Debt Securities] (the "Subordinated Debt Securities") in an aggregate principal amount of ________________, hereby

/ / elects to receive all payments in respect of the Subordinated Debt Securities in [Dollars or other applicable currency], it being understood that such election shall take effect as provided in the Subordinated Debt Securities and, subject to the terms and conditions set forth in the Indenture under which the Subordinated Debt Securities were issued, shall remain in effect until it is rescinded by the undersigned or until such certificate is transferred.

/ / rescinds the election previously submitted by the undersigned to receive all payments in respect of the Subordinated Debt
      Securities in [Dollars or other applicable currency], it being understood that such rescission shall take effect as provided in the Subordinated Debt Securities.


                                        _____________________________
                                               (Name of Owner)


                                        _____________________________
                                               (Signature of Owner)

                                                       Exhibit 5
                           May 1, 1995


Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, CA  91770

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), of a Registration Statement on Form S-3 (which Registration Statement, pursuant to Rule 429 of the Act, contains a combined prospectus which includes $105,000,000 principal amount of Debt Securities which became effective on November 6, 1992 pursuant to Registration No. 33-53290) (the "Registration Statement") registering $600,000,000 aggregate principal amount of Debt Securities (the "Debt Securities"), of Southern California Edison Company (the "Company").

     As Assistant General Counsel of the Company, I have general responsibility over the attorneys within the Company's Law Department responsible for rendering legal counsel to the Company regarding corporate, financial, and securities matters. I am generally familiar with the organization, history, and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed offering and sale of the Debt Securities, and I have examined a copy of the Registration Statement. In addition, I have responsibility for supervising lawyers who may have been asked, by me or others, to review legal matters arising in connection with the offering and sale of the Debt Securities. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

     Based upon the foregoing, and subject to (a) the Registration Statement having become effective under the Act, (b) the continued effectiveness of the appropriate order of the Public Utilities Commission of the State of California authorizing the issuance and sale of the Debt Securities in the manner contemplated in the Registration Statement, and
(c) completion of such corporate proceedings as are now contemplated prior to the offering and sale of the Debt Securities, it is my opinion that, when sold as provided in the Registration Statement, the Debt Securities will constitute legally valid and binding obligations of the Company enforceable in accordance with their terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws or equitable principles relating to or limiting creditors' rights generally.

     This opinion does not relate to state Blue Sky or securities laws.

     I hereby consent to the reference to me under the caption "Validity of Debt Securities" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit to the Registration Statement, within the meaning of Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     KENNETH S. STEWART
                                     KENNETH S. STEWART

KSS/ch

                                                                 EXHIBIT 23.1



                                    CONSENT


      We hereby consent to the references made to us, and to the use of our names, in this Registration Statement including the Prospectus filed as a part thereof.



                                                Bryant C. Danner
                                  ---------------------------------------
                                               (Bryant C. Danner)


                                               Kenneth S. Stewart
                                  ---------------------------------------
                                              (Kenneth S. Stewart)


May 1, 1995

                                                            EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 3, 1995 included (or incorporated by reference) in the Annual Report on Form 10-K for the year ended December 31, 1994, of Southern California Edison Company, and to all references to our Firm included in this Registration Statement.




                           ARTHUR ANDERSEN LLP
                           ARTHUR ANDERSEN LLP


Los Angeles, California
May 1, 1995

                                                                  Exhibit 24.1
                      SOUTHERN CALIFORNIA EDISON COMPANY
                               POWER OF ATTORNEY


   The undersigned Southern California Edison Company, a California corporation, and certain of its officers and/or directors, pursuant to a Resolution adopted January 19, 1995, do each hereby constitute and appoint JOHN E. BRYSON, ALAN J. FOHRER, R. K. BUSHEY, BRYANT C. DANNER, KENNETH
S. STEWART, C. ALEX MILLER, W. J. SCILACCI, JAMES R. BERG, PATRICIA N. GLAZIER, VICTORIA W. SCHWARTZ, L. C. CLARK, DOROTHY J. FULCO, JOHN STADNIK, THOMAS J. DENNIS, CHARLES COOKE AND TERRANCE M. ADLHOCK and/or any one of them, to act as attorney-in-fact, for and in their respective names, places and steads, to execute, sign, file or cause to be filed a Registration Statement or Statements and any and all exhibits, amendments and/or supplements thereto to be filed by Southern California Edison Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering one or more series of First and Refunding Mortgage Bonds ("New Bonds"), and/or unsecured indebtedness (collectively "Debt Securities") of an aggregate principal amount not to exceed $700,000,000, such New Bonds to be issued under the Indenture between this corporation and Harris Trust and Savings Bank and
D. G. Donovan, as trustee dated as of October 1, 1923, as amended and supplemented, and for the further purpose of qualifying the Indenture as amended and supplemented under the Trust Indenture Act of 1939; granting unto said attorney-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

   Executed at Rosemead, California, as of this 19th day of January, 1995.

                             SOUTHERN CALIFORNIA EDISON COMPANY


                                 By           John E. Bryson
                                   -------------------------------------
                                    Chairman of the Board,
                                    Chief Executive Officer and Director
(Seal)

Attest:

     Kenneth S. Stewart
- -----------------------------
          Secretary

Principal Executive Officer and Director:

                    John E. Bryson
                    -------------------          Chairman of the Board,
                    John E. Bryson                  Chief Executive
                                                  Officer and Director

Principal Financial Officer:

                    Alan J. Fohrer
                    -------------------          Senior Vice President and
                    Alan J. Fohrer               Chief Financial Officer

Controller and Principal Accounting Officer:

                    R. K. Bushey
                    -------------------          Vice President and Controller
                    R. K. Bushey

Directors:          Howard P. Allen
                    -------------------
                    Howard P. Allen              Director

                    N. Barker, Jr.
                    -------------------          Director
                    N. Barker, Jr.

                    Camilla C. Frost
                    -------------------          Director
                    Camilla C. Frost

                    Walter B. Gerken
                    -------------------          Director
                    Walter B. Gerken

                    Joan C. Hanley
                    -------------------          Director
                    Joan C. Hanley

                    Carl F. Huntsinger
                    -------------------          Director
                    Carl F. Huntsinger

                    Charles D. Miller
                    -------------------          Director
                    Charles D. Miller

                    Luis G. Nogales
                    -------------------          Director
                    Luis G. Nogales

                    J. J. Pinola
                    -------------------          Director
                    J. J. Pinola

                    James M. Rosser
                    -------------------          Director
                    James M. Rosser

                    Henry T. Segerstrom
                    -------------------          Director
                    Henry T. Segerstrom

                    E. L. Shannon, Jr.
                    -------------------          Director
                    E. L. Shannon, Jr.

                    Robert H. Smith
                    -------------------          Director
                    Robert H. Smith

                    Daniel M. Tellep
                    -------------------          Director
                    Daniel M. Tellep

                    James D. Watkins
                    -------------------          Director
                    James D. Watkins

                    Edward Zapanta
                    -------------------          Director
                    Edward Zapanta

                                                                  Exhibit 24.2


   I, PATRICIA N. GLAZIER, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on January 19, 1995.




                                           Patricia N. Glazier
                                    ----------------------------------
                                           Assistant Secretary
                                    SOUTHERN CALIFORNIA EDISON COMPANY

                     RESOLUTION OF THE BOARD OF DIRECTORS

                     OF SOUTHERN CALIFORNIA EDISON COMPANY

                          Adopted:  January 19, 1995

                   RE:  ISSUANCE AND SALE OF DEBT SECURITIES


   WHEREAS, it is in the best interest of this corporation to authorize the issuance, sale and delivery of one or more series of First and Refunding Mortgage Bonds ("New Bonds") and/or unsecured indebtedness (collectively "Debt Securities");

   WHEREAS, it is desirable that preparations be made for this corporation to issue up to $700,000,000 of Debt Securities;

   WHEREAS, in order to carry out the foregoing, this corporation desires to use the "Shelf Registration" procedures of the Securities and Exchange Commission ("SEC") for registration of securities pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act");

   WHEREAS, it is appropriate for this corporation to file a Shelf Registration Statement or Statements with the SEC for the purpose of registering under the Securities Act, the Debt Securities, in an amount not to exceed $700,000,000;

   WHEREAS, this corporation proposes to issue the New Bonds pursuant to the terms of a trust indenture dated as of October 1, 1923, as amended and supplemented, between this corporation and Harris Trust and Savings Bank and D. G. Donovan, as trustees ("Trust Indenture");

   WHEREAS, this corporation presently contemplates that the issuance and sale of the Debt Securities may be undertaken through competitively bid public offerings, negotiated public offerings and/or competitively bid or negotiated private placements (including offerings made in reliance on the SEC's Rule 144A under the Securities Act);

   WHEREAS, it is appropriate that the procedures applicable to the issuance of the Debt Securities may include applications to be made for the listing on national and/or foreign stock exchanges and registration under the Securities Exchange Act of 1934 ("Exchange Act") (if deemed necessary or desirable by the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, an Assistant Treasurer, or counsel acting on behalf of this corporation);

   WHEREAS, in connection with the issuance and sale of the Debt
Securities, this corporation may undertake to qualify the Debt Securities on behalf of this corporation or the purchasers thereof for offer and sale under the securities, Blue Sky or other similar laws of certain states or other jurisdictions;

   WHEREAS, it is appropriate that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer determine the nature, terms, timing, and aggregate amounts of the Debt Securities to be issued.

   NOW, THEREFORE, BE IT RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer is hereby authorized to determine the nature, terms, timing, and aggregate amounts, which shall not exceed $700,000,000 of Debt Securities, to be issued by this corporation.

   BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer of this corporation is hereby authorized to prepare, execute and file, or cause to be prepared and filed with the SEC, a Shelf Registration Statement or

Statements and any and all required or appropriate exhibits, supplements and/or amendments to said Registration Statements for the registration of an aggregate principal amount of the Debt Securities of this corporation of not to exceed $700,000,000 under the Securities Act (including the qualification of any trust indenture under the Trust Indenture Act of 1939, as amended).

   BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing John E. Bryson, Alan J. Fohrer, R. K. Bushey, Bryant C. Danner, Kenneth S. Stewart, Patricia N. Glazier, Victoria W. Schwartz, C. Alex Miller, W. J. Scilacci, James R. Berg, L. C. Clark, Dorothy J. Fulco, John Stadnik, Thomas J. Dennis, Charles Cooke and Terrance M. Adlhock, and/or any one of them, to act severally as attorney-in-fact for this corporation for the purpose of executing, signing, filing or causing to be filed, on its behalf and in its name, the Shelf Registration Statement or Statements and any and all exhibits, amendments and/or supplements thereto to be filed by this corporation with the SEC under the Securities Act for the purpose of registering the Debt Securities.

   BE IT FURTHER RESOLVED, that the price at which the New Bonds shall be sold by this corporation and the terms and conditions of said sale shall be such as may hereafter be determined by or pursuant to the direction and approval of this corporation's Board of Directors or the Executive Committee thereof.

   BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized and directed to prepare and distribute or cause to be prepared and distributed and to execute or cause to be executed one or more offering circulars, prospectuses or supplemental prospectuses, containing such information with respect to this corporation and the Debt Securities as they, or any of them, or counsel for this corporation shall deem necessary or appropriate.

   BE IT FURTHER RESOLVED, that, if deemed necessary or desirable by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, or counsel acting on behalf of this corporation, application may be made for listing on any national and/or foreign stock exchanges, and registration of the Debt Securities may be made under the Exchange Act.

   BE IT FURTHER RESOLVED, that John E. Bryson, Alan J. Fohrer, Bryant C. Danner, Kenneth S. Stewart, Patricia N. Glazier, Victoria W. Schwartz, C. Alex Miller, W. J. Scilacci, James R. Berg, L. C. Clark, Dorothy J. Fulco, John Stadnik, and/or any one of them, is hereby authorized to execute such applications for listing on national and foreign stock exchanges and Exchange Act registration statements for and on behalf of this corporation and any other documents or agreements relating thereto, and to amend, supplement or make such changes to such applications, Exchange Act registration statements, documents or agreements as may be necessary to conform to the requirements for such listing and registration, and to appear (if requested) before the officials of said national and foreign stock exchanges.

   BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of this corporation is hereby authorized and directed, at his or her discretion and in the name and on behalf of this corporation, or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with such state authorities and to do such other acts and things as the said officer or officers acting or counsel for this corporation shall deem necessary or appropriate so as to register by notification or qualify the Debt Securities or any part thereof, for offer and sale under the securities, Blue Sky or other similar laws of such states or jurisdictions; provided, however, that this corporation shall not, pursuant to this authorization, qualify as a foreign corporation in any such state or jurisdiction other than with respect to claims arising out of the offering or sale of the Debt Securities by this corporation or the purchasers thereof from this corporation.

   BE IT FURTHER RESOLVED, that the Chairman of the Board, the President, or any Vice President of this corporation is hereby authorized to (i) execute on behalf of this corporation, affix the seal of this corporation and deliver to Harris Trust and Savings Bank and D. G. Donovan, as trustees, one or more Supplemental Indentures in substantially the form approved by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or any Assistant Treasurer, said officers being hereby authorized to make such changes thereto or complete the blanks therein as they in their discretion deem appropriate, and (ii) cause said Supplemental Indentures to be recorded and filed for record.

   BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute on behalf and in the name of this corporation the documents specified or contemplated in these resolutions through the act or acts of a duly appointed power of attorney.

   BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of this corporation or otherwise as each such officer may deem necessary, advisable or appropriate to effect or carry out fully the purposes and intents of the foregoing resolutions.

                                                                EXHIBIT 25.2
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                      FORM T-1
                                      --------


                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____


                                      ------------------


                            THE FIRST NATIONAL BANK OF CHICAGO
                   (Exact name of trustee as specified in its charter)


A National Banking Association                                36-0899825
                                                          (I.R.S. employer
                                                        identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
(Address of principal executive offices)                       (Zip Code)



                            The First National Bank of Chicago
                           One First National Plaza, Suite 0286
                               Chicago, Illinois   60670-0286
                Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
               (Name, address and telephone number of agent for service)


                                    ------------------



                           SOUTHERN CALIFORNIA EDISON COMPANY
                 (Exact name of obligor as specified in its charter)


           California                                       95-1240335
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                       identification number)


      2244 Walnut Grove Avenue
      Rosemead, California                                       91170
(Address of principal executive offices)                      (Zip Code)


                                    Debt Securities
                            (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                      (a)  Name and address of each examining or
                      supervising authority to which it is subject.

                      Comptroller of Currency, Washington, D.C.,
                      Federal Deposit Insurance Corporation,
                      Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                      (b)  Whether it is authorized to exercise
                      corporate trust powers.

                      The trustee is authorized to exercise corporate trust powers.


Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                      No such affiliation exists with the trustee.


Item 16.              List of exhibits.   List below all exhibits filed as a
                      part of this Statement of Eligibility.

                      1. A copy of the articles of association of the trustee now in effect.*

                      2. A copy of the certificates of authority of the trustee to commence business.*

                      3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                      4.  A copy of the existing by-laws of the trustee.*

                      5.  Not Applicable.

                      6.  The consent of the trustee required by
                          Section 321(b) of the Act.

                      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                      8.  Not Applicable.

                      9.  Not Applicable.



Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 25th day of April, 1995.



                      The First National Bank of Chicago,
                      Trustee,



                      By        /s/ R. D. Manella
                                R. D. Manella
                                Vice President and Senior Counsel
                                Corporate Trust Services Division


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                      EXHIBIT 6



                        THE CONSENT OF THE TRUSTEE REQUIRED
                            BY SECTION 321(b) OF THE ACT

                                                           April 25, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Southern California Edison Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago


                                    By:     /s/ R. D. Manella
                                            R. D. Manella
                                            Vice President and Senior Counsel
                                            Corporate Trust Services Division

                                EXHIBIT 7



A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:    The First National Bank of Chicago   Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                      Page RC-1
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                            Dollar Amounts in                  C400         <-
                                                                 Thousands         RCFD      BIL MIL THOU

ASSETS
1.    Cash and balances due from depository
      institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and
         currency and coin(1)                                                    0081        3,776.149     1.a.
      b. Interest-bearing balances(2)                                            0071        7,670,634     1.b.
2.    Securities
      a. Held-to-maturity securities(from
         Schedule RC-B, column A)                                                1754          163,225     2.a.
      b. Available-for-sale securities
         (from Schedule RC-B, column D)                                          1773          533,857     2.b.
3.    Federal funds sold and securities
      purchased under agreements to
      resell in domestic offices of
      the bank and its Edge and Agreement
      subsidiaries, and in IBFs:
      a. Federal Funds sold                                                      0276         4,037,205    3.a.
      b. Securities purchased under
         agreements to resell                                                    0277           423,381    3.b.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned
         income (from Schedule RC-C)                RCFD 2122 15,617,618                                   4.a.
      b. LESS: Allowance for loan and
         lease losses                               RCFD 3123    351,191                                   4.b.
      c. LESS: Allocated transfer risk
         reserve                                    RCFD 3128          0                                   4.c.
      d. Loans and leases, net of unearned
         income, allowance, and
         reserve (item 4.a minus
         4.b and 4.c)                                                            2125        15,266,427    4.d.
5.    Assets held in trading accounts                                            3545         8,227,304    5.
6.    Premises and fixed assets
      (including capitalized leases)                                             2145           512,222    6.
7.    Other real estate owned
      (from Schedule RC-M)                                                       2150            46,996    7.
8.    Investments in unconsolidated
      subsidiaries and associated
      companies (from Schedule RC-M)                                             2130             7,571    8.
9.    Customers' liability to this
      bank on acceptances outstanding                                            2155           507,151    9.
10.   Intangible assets (from
      Schedule RC-M)                                                             2143           120,504   10.
11.   Other assets (from Schedule RC-F)                                          2160         1,250,306   11.
12.   Total assets (sum of items 1
      through 11)                                                                2170        42,542,932   12.

- ----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   The First National Bank of Chicago
Call Date:  12/31/94
ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460      Page RC-2
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Schedule RC-Continued

                                              Dollar Amounts in
                                                  Thousands                         Bil Mil Thou

LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of
         totals of columns A and C
         from Schedule RC-E, part 1)                               RCON 2200        15,103,504          13.a.
         (1) Noninterest-bearing(1)          RCON 6631  6,129,078                                       13.a.(1)
         (2) Interest-bearing                RCON 6636  8,974,426                                       13.a.(2)
      b. In foreign offices, Edge
         and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)                        RCFN 2200        10,633,999          13.b.
         (1) Noninterest bearing             RCFN 6631    460,916                                       13.b.(1)
         (2) Interest-bearing                RCFN 6636 10,173,083                                       13.b.(2)
14.   Federal funds purchased and
      securities sold under agreements
      to repurchase in domestic offices
      of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a. Federal funds purchased                                   RCFD 0278         2,883,499            14.a.
      b. Securities sold under
         agreements to repurchase                                  RCFD 0279           502,401            14.b.
15.   a. Demand notes issued to the
         U.S. Treasury                                             RCON 2840           112,289            15.a.
      b. Trading Liabilities                                       RCFD 3548         4,798,720            15.b.
16.   Other borrowed money:
      a. With original maturity of
         one year or less                                          RCFD 2332         2,355,421            16.a.
      b. With original maturity of
         more than one year                                        RCFD 2333           382,801            16.b.
17.   Mortgage indebtedness and
      obligations under capitalized
      leases                                                       RCFD 2910           275,794            17.
18.   Bank's liability on acceptance
      executed and outstanding                                     RCFD 2920           507,151            18.
19.   Subordinated notes and debentures                            RCFD 3200         1,225,000            19.
20.   Other liabilities (from
      Schedule RC-G)                                               RCFD 2930           860,989            20.
21.   Total liabilities (sum of items
      13 through 20)                                               RCFD 2948        39,641,568            21.
22.   Limited-Life preferred stock
      and related surplus                                          RCFD 3282                 0            22.
EQUITY CAPITAL
23.   Perpetual preferred stock and
      related surplus                                              RCFD 3838                 0            23.
24.   Common stock                                                 RCFD 3230           200,858            24.
25.   Surplus (exclude all surplus
      related to preferred stock)                                  RCFD 3839         2,273,657            25.
26.   a. Undivided profits and
         capital reserves                                          RCFD 3632           431,545            26.a.
      b. Net unrealized holding gains
         (losses) on available-for-sale
         securities                                                RCFD 8434           [ 4,184)           26.b.
27.   Cumulative foreign currency
      translation adjustments                                      RCFD 3284              (512)           27.
28.   Total equity capital
      (sum of items 23 through 27)                                 RCFD 3210         2,901,364            28.
29.   Total liabilities, limited-life
      preferred stock, and equity
      capital (sum of items 21, 22, and 28)                        RCFD 3300        42,542,932            29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
    performed for the bank by independent external                               Number
    auditors as of any date during 1993                                  RCFD 6724  N/A       M.1.

1. = Independent audit of the bank       4. = Director's examination of the bank performed
     conducted in accordance with             by other external auditors (may be required
     generally accepted auditing              by state chartering authority)
     standards by a certified public     5. = Review of the bank's financial statements
     accounting firm which submits            by external auditors
     a report on the bank                6. = Compilation of the bank's financial statements
2. = Independent audit of the bank's          by external auditors
     parent holding company conducted    7. = Other audit procedures (excluding tax preparation
     in accordance with generally             work)
     accepted auditing standards         8. = No external audit work
     by a certified public accounting
     firm which submits a report on
     the consolidated holding company
     (but not on the bank separately)
3. = Directors' examination of the
     bank conducted in accordance
     with generally accepted
     auditing standards by a certified
     public accounting firm (may
     be required by state
     chartering authority)

- ----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.